CREDIT SUPPORT AGREEMENT

This CREDIT SUPPORT AGREEMENT (together with any Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of January 2, 2019, is entered into by and between Clean Energy Fuels Corp., a Delaware corporation (the “Company”), and Total Holdings USA Inc., a Delaware corporation (the “Guarantor”).

RECITALS

WHEREAS, the Company wishes to enter into a credit facility with Société Générale, a company incorporated as a société anonyme under the laws of France (the “Bank”) providing for the issuance of loans (whether issued for the account of the Company or a wholly-owned subsidiary of the Company (a “Wholly-Owned Subsidiary”)) as the Guarantor may reasonably approve (“Loans”) in support of the Truck Program (as defined below) of Clean Energy, a California corporation (“CE”), a Wholly-Owned Subsidiary of the Company, (the “Credit Facility”), and as to which Loans the Company has either the primary obligation to repay advances or is the guarantor of a Wholly-Owned Subsidiary’s primary obligation to repay advances;

WHEREAS, to obtain the Credit Facility, the Company has requested that the Guarantor agree to enter into a Guaranty Agreement (the “Guaranty”) pursuant to which the Guarantor will guarantee the payment to the Bank of the Company’s obligation to repay Loans and pay interest thereon in accordance with the Credit Facility;

WHEREAS, in order to induce the Guarantor to enter into this Agreement and the Guaranty, the Company has agreed to undertake certain obligations as more fully set forth below; and

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Guarantor hereby agree as follows:

AGREEMENT

Section 1.    Definitions. Capitalized terms used in this Agreement, including in its preamble and recitals, shall have the following meanings:

“Acquiring Person” has the meaning given in the definition of Change in Control in this Section
1.

“Affiliate” means, with respect to a Person, any Person that controls or is controlled by such Person, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls, directly or indirectly, at least 50% of the voting equity of the other Person (or other comparable interest for a Person other than a corporation).

“Aggregate Loan Amount” means, as of any time, the aggregate principal balance of outstanding Loans under the Credit Facility.

“Agreement” has the meaning given in the Preamble. “Bank” has the meaning given in the Recitals.

“Business Day” means a day of the year other than (i) Saturdays, (ii) Sundays or (iii) any day on which banks are required or authorized by law to close in either or both of New York or Paris, France; provided that, when used in connection with the determination of LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“CE” has the meaning given in the Preamble.

“Change in Control” means any “person” or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) other than the Guarantor shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Securities representing more than 25% of the outstanding Equity Securities of the Company on a fully diluted basis (such person or group is hereinafter referred to as the “Acquiring Person”).

“Collateral Assignment” means the Collateral Assignment of Contracts between CE and the Guarantor substantially in the form of Exhibit A hereto.

“Company” has the meaning given in the Preamble. “Credit Facility” has the meaning given in the Recitals.
“Customer Credit Certification Form” means the customer credit certification form that CE will submit to the Guarantor, as set forth in Exhibit C-1 hereto.

“Depository Bank” means PlainsCapital Bank, a Texas state bank. “Dollar” and “$” mean lawful money of the United States of America. “Exchange Act” has the meaning given in Section 4(a)(iv).
“Effective Date” means the date of this Agreement.

“Equity Securities” of any Person means (i) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (ii) all warrants, options and other rights to acquire any of the foregoing.

“Fundamental Trigger Event” has the meaning given in Section 6(b) .

“Governmental Entity” means any United States or foreign federal, state, provincial, county, municipal or local government or other political subdivision thereof or any other governmental, quasi- governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, department, court, judicial body, tribunal (including arbitration tribunal), instrumentality, agency, commission or body and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Guarantee Fee” has the meaning given in Section 3(a). “Guarantor” has the meaning given in the Preamble.

“Guaranty” has the meaning given in the Recitals.

“Indebtedness” means and includes the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses incurred in the ordinary course of business determined in accordance with United States generally accepted accounting principles (“GAAP”), (iv) all obligations with respect to capital leases,
(v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all non-contingent reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments (including construction performance bonds), (vii) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings (but only to the extent such letter of credit has not been cash collateralized), and (viii) (1) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (2) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, and (3) any liability (contingent or otherwise) of such Person for an obligation of another Person with respect to Indebtedness listed in clauses (i) through (ix) above, including any agreement (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of such other Person.)

“LIBOR” means, as of any date of determination, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal to one month (an “Interest Period”) as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion (in each case, the “Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that if the Screen Rate shall not be available at such time for such Interest Period with respect to Dollars, then LIBOR shall be the Interpolated Rate. If LIBOR (as determined pursuant to the foregoing provisions of this definition) for any Interest Period is below zero, then LIBOR for such Interest Period shall be deemed to be zero. If no such rate based on LIBOR exists, such rate will be a comparable successor or alternative interbank rate (or, if no such interbank rate exists, index rate) for deposits in Dollars that is, at such time, broadly accepted by the loan market in lieu of Eurodollars, in each case, as determined by the Guarantor and which is reasonably acceptable to the Guarantor and the Company.

“Lien” means any lien, mortgage, pledge, security interest, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loans” has the meaning given in the Recitals.

“Lockbox Account” means the special bank account established by CE at the Depository Bank.

“Lockbox Agreement” means the Lockbox Agreement among CE, the Guarantor and the Depository Bank substantially in the form of Exhibit B hereto.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or financial or other condition of the Company and its Subsidiaries, when taken as a whole, (ii) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Agreement, (iii) the rights and remedies of the Guarantor under this Agreement, or (iv) the validity or enforceability of this Agreement or the rights and remedies of the Guarantor hereunder.

“Material Contract” means any indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder.
“Maximum Loan Amount” means One Hundred Million Dollars ($100,000,000.00). “Obligations” means and includes all liabilities and obligations arising in connection with this
Agreement and the issuance of, maintenance of or payment by the Guarantor under any Guaranty, owed by the Company to the Guarantor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Oversight Committee” means the committee with the purpose, composition, duties, responsibilities and authorities set forth in Exhibit C hereto.

“Party” means each of the Company and the Guarantor, and “Parties” means the Company and the Guarantor collectively.

“Permitted Assignee” means a Person that is (i) a direct or indirect subsidiary of Total S.A. and
(ii) is reasonably acceptable to the Company and the Bank.

“Permitted Indebtedness” means (i) Indebtedness existing on the date hereof and described on Exhibit D hereto, (ii) Indebtedness that represents an extension, refinancing or renewal of any of the Indebtedness described in clause (i), provided that such extension, refinancing or renewal may not increase the amount of such Indebtedness, (iii) Indebtedness to customers and suppliers incurred in connection with the purchase of equipment, supplies, products, commodities and inventory from such suppliers and customers under supply agreements, secured only by liens on such equipment, supplies, products, commodities and inventory, (iv) guarantees, assurances of payment, letters of credit, payment bonds, bid bonds and construction performance bonds provided by the Company for itself or a Subsidiary in the ordinary course of business and (v) other Indebtedness in an aggregate outstanding principal amount not to exceed $150,000,000.

“Permitted Liens” means (i) cashiers’, mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’, warehousemens’ Liens arising or incurred under a statute in the ordinary course of business and for amounts which are not delinquent or are being contested in good faith and are not material individually or in the aggregate, (ii) easements, covenants, conditions, rights-of-way, restrictions and other similar charges and encumbrances of record, and other title defects, related to real property not interfering materially with the ordinary conduct of the business or detracting materially from the use, occupancy, value or marketability of title of the real property subject thereto, (iii) zoning, building codes or other land use laws regulating the use or occupancy of the real property used in the operation of the business of the Company and its subsidiaries or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Company and its subsidiaries,
(iv)Liens for Taxes that the taxpayer is contesting in good faith and for which reserves have been established in accordance with GAAP and for Taxes not yet due and payable, (v) restrictions under real property leases subleases and other occupancy agreements related to real property to which the Company or any of its subsidiaries is a party not interfering materially with the ordinary conduct of the business or detracting materially from the use or occupancy of such real property, (vi) pledges or deposits under workers’ compensation legislation or unemployment insurance laws (vii) Liens granted to any lender with any financing disclosed in the SEC Documents, (viii) Liens, if any, reflected in the latest Financial Statements set forth in the SEC Documents, or (ix) Liens that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Potential Trigger Event” means any event or condition that, with the giving of notice or the passage of time, or both, would be a Trigger Event or a Fundamental Trigger Event.

“SEC Documents” has the meaning given in Section 4(a)(vii).

“Security Agreement” means the Pledge and Security Agreement between CE and the Guarantor substantially in the form of Exhibit E hereto.

“Security Documents” means the Collateral Assignment, the Lockbox Agreement and the Security Agreement.

“Subsidiary” means (i) any corporation of which at least 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (ii) any partnership, joint venture, or other association of which at least 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, or (iii) any other entity included in the financial statements of the Company on a consolidated basis.

“Tax” means any federal, state, local, foreign or other taxes, fees, duties, levies, imposts or similar government charges in the nature of a tax or other like assessments of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, or addition to tax imposed by any Governmental Entity.

“Termination Date” means the earlier of (i) December 31, 2023 and (ii) the maturity date of the last outstanding Loan.

“Third Party” means any Person other than the Company and the Guarantor and their respective Affiliates.

“Trigger Event” has the meaning given in Section 6(a).

“Truck Program” means the truck program described in Exhibit F attached hereto.

“Wholly-Owned Subsidiary” has the meaning given in the Recitals.

Section 2.    Guaranty. The Guarantor shall issue and enter into the Guaranty and such other documents as may be reasonably requested by the Bank relating to the Credit Facility (to the extent reasonably acceptable to the Guarantor) as soon as reasonably practicable after its receipt of the documentation relating to the Credit Facility; provided, that the following conditions are either satisfied or waived by the Guarantor:

(i)	After giving effect to the Guaranty and the Credit Facility, the Aggregate Loan Amount will not exceed the Maximum Loan Amount;

(ii)	No Potential Trigger Event has occurred and is continuing, or would result from the Company entering into the Credit Facility and all other documents contemplated by the Credit Facility;

(iii)	The Bank providing the Credit Facility, each potential leasing company and each potential truck customer under the Truck Program shall be acceptable to the Guarantor;

(iv)
The Credit Facility shall (A) expire and all Loans shall mature prior to December 31, 2023, and (B) provide that the Company may not request Loans or advances thereunder following the third anniversary of the date of this Agreement;

(v)
The terms of the Credit Facility shall provide that any and all cash proceeds received by the Company following the foreclosure and/or enforcement by the Bank providing the Credit Facility or a leasing company against any collateral (including trucks in the Truck Program) inuring to the Company’s benefit shall be applied to the mandatory prepayment of the Loans under the Credit Facility;

(vi)	In no event shall advances under the Credit Facility be made on a revolving basis and amounts borrowed and repaid shall not be re-borrowed;

(vii)	The Guarantor shall have received payment of all accrued and payable Guarantee Fees, expenses and interest;

(viii)	The Security Documents shall have been executed and delivered by the parties thereto; and

(ix)
The Guaranty is substantially in the form of Exhibit F hereto or such other form as the Guarantor may agree with the Bank (it being understood that the Guarantor will negotiate the form of Guaranty with such Bank in good faith).

Section 3.    Fees, Expenses and Interest. In consideration for the Guarantor’s commitment set forth in this Agreement and for entering into the Guaranty, the Company hereby agrees to make the following payments to the Guarantor:

(a)Guarantee Fee. Within thirty (30) days after the last day of each calendar quarter, the Company shall pay to the Guarantor a guarantee fee (the “Guarantee Fee”) equal to a rate per annum equal to ten percent (10%) of the average Aggregate Loan Amount for the preceding calendar quarter.

(b)Repayment. Following any payment by the Guarantor to the Bank under the Guaranty and the Company’s receipt of written or electronic notice of such payment from the Guarantor, the Company shall immediately pay to the Guarantor (i) the full amount of such payment made by the Guarantor plus
(ii) interest on such amount, for the period from and including the date of payment by the Guarantor to the Bank to and including the date of payment by the Company to the Guarantor, at a rate per annum equal to LIBOR as in effect as of the date of the payment by the Guarantor to the Bank plus 1.00%. Notwithstanding the fact that the Company may have the Bank issue Loans for the account of a Wholly-Owned Subsidiary, the Company shall remain liable to the Bank for repayments under any such Loans (whether as a primary obligor or as a guarantor of such Wholly-Owned Subsidiary’s repayment obligations) and the Company’s obligations under this Section 3(b) apply to payments under the Guaranty that relate to Loans issued for the account of any such Wholly-Owned Subsidiary.

(c)Expenses. The Company shall pay and reimburse the Guarantor for all reasonable out-of- pocket expenses incurred by the Guarantor after the Effective Date in the performance of its services under this Agreement. The Company shall pay all reasonable out-of-pocket attorneys’ fees and expenses incurred by the Guarantor in connection with (i) the payment to the Bank under the Guaranty or (ii) any enforcement or attempt to enforce any of the obligations of the Company under this Agreement.

(d)Interest on Overdue Amounts. Any payment obligations of the Company to the Guarantor that are not paid when due shall accrue interest at a rate equal to LIBOR as in effect as of the time such payment was due plus 2% per annum.

(e)Bank Fees. For the avoidance of doubt, all fees and amounts required to be paid by the Company to the Bank pursuant to the Credit Facility are solely the obligations of the Company and will not be payable by the Guarantor pursuant to the Guaranty or otherwise.

Section 4.    Representations and Warranties.

(a)Company Representations and Warranties. On and as of the date of this Agreement, the Company represents and warrants to the Guarantor that:

(i)    Due Incorporation, Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and has the requisite corporate power and authority to conduct its business as it is presently being conducted.

(ii)    Authority. The execution, delivery and performance by the Company of this Agreement and CE of the Security Documents and the consummation of the transactions contemplated hereby and thereby (A) are within the corporate power and authority of the Company and CE, respectively, and (B) have been duly authorized by all necessary corporate actions on the part of the Company and CE, respectively.

(iii)    Enforceability. This Agreement and each of the Security Documents has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and CE, respectively, enforceable against the Company and CE, as applicable, in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(iv)    Non-Contravention. The execution and delivery by the Company of this Agreement and CE of the Security Documents and the performance and consummation of the transactions contemplated hereby and thereby do not and will not (A) violate the articles or certificate of incorporation or bylaws of the Company or CE, (B) violate any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or CE, (C) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any indenture, mortgage, deed of trust or other agreement or instrument that is required by the Exchange Act to be filed as an exhibit or incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the Commission from January 1, 2018 until the date hereof, or (D) result in the creation or imposition of any Lien upon any property or asset of the Company or CE (other than Permitted Liens and those in favor of the Bank under the Credit Facility).

(v)    Approvals. Other than those already obtained, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity (including, without limitation, the shareholders of the Company) is required in connection with the execution and delivery by the Company of this Agreement and CE of the Security Documents and the performance and consummation by the Company and CE of the transactions contemplated hereby and thereby.

(vi)    Litigation. There are no actions, suits, proceedings or investigations pending against the Company or CE, nor has the Company or CE received notice of any threat thereof, and the Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, that question the validity of this Agreement or the Security Documents, or the right of the Company to enter into this Agreement or the right of CE to enter into the Security Documents, or to consummate the transactions contemplated hereby and thereby.

(vii)    SEC Documents; Financial Statements. The Company has filed in a timely manner all reports, schedules, forms, statements and other documents that the Company has been required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2018 (all of the foregoing documents filed as of the date hereof, including all exhibits and appendices thereto, and all financial statements, notes, correspondence and schedules thereto and documents incorporated therein by reference, together with any documents filed by the Company under the Exchange Act, whether or not required, being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended before the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective filing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries, on a consolidated basis, set forth in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

The Financial Statements have been prepared in accordance with GAAP, consistently applied, and fairly present the financial position of the Company and its subsidiaries at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to only normally recurring adjustments necessary to state fairly the Company’s financial position, results of operations and cash flows as of and for the dates or periods presented).

(viii)    Properties. The Company or one of its Subsidiaries has good and marketable title to, and is the sole legal and beneficial owner of, all the properties and assets described as owned by it in the latest Financial Statements free and clear of all Liens other than Permitted Liens. The Company and each of its subsidiaries holds its leased properties and facilities under valid, subsisting, enforceable and binding leases.

(ix)    Taxes. The Company has timely filed or caused to be filed all tax returns and reports required to have been filed (giving effect to valid extensions) and has paid or caused to be paid all taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.
(x)    Material Contracts. The Company is not is in default in any material respect in the performance, observance or fulfillment of any of its obligations contained in any Material Contract to which it is a party, except where such default would not reasonably be expected to have a Material Adverse Effect.
(xi)    No Material Changes. Since March 31, 2018, no event, change, development, condition or circumstance has occurred which, individually or in the aggregate (with any other events, changes, developments, conditions or circumstances), has had or would reasonably be expected to have a Material Adverse Effect.
(xii)    Solvency. Both immediately before and immediately after the consummation of the transactions contemplated hereby and by the Security Documents, (A) the fair value of the properties of each of the Company and CE will exceed its respective debts and liabilities, subordinated, contingent or otherwise; (B) the present fair saleable value of the property of each of the Company and CE will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) each of the Company and CE will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (D) each of the Company and CE will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted and; and (E) each of the Company and CE is “solvent” within the meaning given to that term and similar terms under any United States federal or state laws relating to fraudulent transfers and conveyances.
(b)Guarantor Representations and Warranties. On and as of the date of this Agreement, the Guarantor represents and warrants to the Company that:

(i)    Due Incorporation, Qualification, etc. The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has requisite power and authority to conduct its business as it is presently being conducted.

(ii)    Authority. The execution, delivery and performance by the Guarantor of this Agreement and the consummation of the transactions contemplated hereby (A) are within the corporate power and authority of the Guarantor and (B) have been duly authorized by all necessary corporate actions on the part of the Guarantor.

(iii)    Enforceability. This Agreement has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(iv)    Non-Contravention. The execution and delivery by the Guarantor of this Agreement and the performance and consummation of the transactions contemplated hereby do not and will not violate the formative or governing documents of the Guarantor or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Guarantor.

(v)    Approvals. Other than those already obtained, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required in connection with the execution and delivery by the Guarantor of this Agreement and the performance and consummation by the Guarantor of the transactions contemplated hereby and thereby.

(vi)    Litigation. There are no actions, suits, proceedings or investigations pending against the Guarantor, nor has the Guarantor received notice of any threat thereof, and the Guarantor is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, that question the validity of this Agreement, or the right of the Guarantor to enter into this Agreement, or to consummate the transactions contemplated hereby, nor is the Guarantor aware that there is any basis for any of the foregoing.

Section 5.    Covenants of the Company.

(a)Affirmative Covenant. The Company agrees:

(i)    To give the Guarantor prompt written notice of any Potential Trigger Event, Trigger Event or Fundamental Trigger Event under this Agreement or any event of default under the Credit Facility;

(ii)    To ensure that the payment obligations of the Company to the Guarantor under this Agreement rank at least equal in right of payment with all other present and future Indebtedness of the Company;

(iii)    To use and cause CE to use the proceeds of any and all Loans only to pay for the incremental cost of the natural gas trucks under the Truck Program;

(iv)    That each potential leasing company and truck customer under the Truck Program shall be approved in advance by the Guarantor;

(v)    To provide the Guarantor with a completed Customer Credit Certification Form for each fuel supply contract with a customer under the Truck Program, and that each fuel supply contract with a customer under the Truck Program shall (A) have a term of not less than five years, (B) contain such customer’s consent to the Collateral Assignment, and (C) provide for direct payments by the customer to the Lockbox Account upon the occurrence of a Fundamental Trigger Event;

(vi)    That any other party with an interest (as security or otherwise) in a fuel supply contract consent to the Collateral Assignment and the Lockbox Agreement;

(vii)    To do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business;

(viii)    Maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times;

(ix)    Permit representatives of the Guarantor (at Guarantor’s cost and expense) to visit and inspect any of its and CE’s properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours, but not more than once per calendar year, upon reasonable advance notice to the Company; provided, however, that when a Trigger Event or a Fundamental Trigger Event exists the Guarantor (or any of its representatives) may do any of the foregoing at any time during normal business hours and without advance notice; and

(x)	That it shall comply in all material respects with all laws applicable to it or its properties.

(b)Negative Covenants. From and after the Effective Date, the Company agrees that, without the prior written consent of the Guarantor (such consent not to be unreasonably withheld or delayed), it will not:

(i)    Request the issuance of a Loan or advance under the Credit Facility;

(ii)	Amend any agreements related to the Credit Facility;

(iii)    Grant any Lien (A) over any property or collateral covered by the Security Documents, or (B) to secure any Indebtedness (other than Permitted Indebtedness).

(c)Reporting Requirements. The Company agrees to deliver to the Guarantor as of and after the Effective Date:

(i)    Within four (4) Business Days after the last day of each calendar quarter, a report detailing the terms of the Credit Facility (including the Aggregate Loan Amount for such calendar quarter), certified by the Chief Financial Officer of the Company; and

(ii)    Such additional information and documents (including documents relating to Permitted Indebtedness) as may be reasonably requested by the Guarantor for the purpose of verifying the Company’s compliance with its obligations under this Agreement.

Section 6.    Trigger Events and Remedies.

(a)Trigger Events. Each of the following events occurring as of or after the Effective Date shall constitute a “Trigger Event” for purposes of this Agreement:

(i)    The Company defaults with respect to any payment obligation hereunder;

(ii)    Any representation or warranty made by the Company in this Agreement or as an inducement to the Guarantor to enter into any Guaranty is false, incorrect, incomplete or misleading in any material respect when made;

(iii)    The Company fails to observe or perform any other material covenant, obligation, condition or agreement contained in this Agreement and such failure continues for thirty (30) days; and
(iv)    The Company defaults in the observance or performance of any agreement, term or condition contained in any other agreement with the Guarantor or an Affiliate of the Guarantor.

(b)Fundamental Trigger Events. Each of the following events occurring as of or after the Effective Date shall constitute a “Fundamental Trigger Event” for purposes of this Agreement:

(i)    The Company defaults in the observance or performance of any agreement, term or condition contained in the Credit Facility that would constitute an event of default or similar event thereunder, up to or beyond any grace period provided in the Credit Facility;

(ii)    The Company or any of its Subsidiaries (including, without limitation, CE) defaults in the observance or performance of any other agreement, term or condition contained in any bond, debenture, note or other evidence of Indebtedness (other than the Credit Facility), and the effect of such failure or default is to cause, or permit the holder or holders of such Indebtedness thereof to cause, Indebtedness in an aggregate amount for all such collective defaults of Twenty Million Dollars ($20,000,000.00) or more to become due prior to its stated date of maturity;

(iii)    The Company or any of its Subsidiaries (including, without limitation, CE) (A) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) is unable, or admits in writing its inability, to pay its debts generally as they mature, (C) makes a general assignment for the benefit of its or any of its creditors, (D) is dissolved or liquidated, (E) becomes insolvent (as such term may be defined or interpreted under any applicable statute), (F) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (G) takes any action for the purpose of effecting any of the foregoing; provided, that to the extent that any of the foregoing applies only to one or more Subsidiaries of the Company (except CE) and not to CE or the Company itself, then a Trigger Event shall be deemed to have occurred only if such event or occurrence could reasonably be expected to have a Material Adverse Effect;

(vii)    Proceedings are commenced (and such proceedings are not dismissed within sixty (60) days of such commencement) for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of its property or any of its Subsidiaries (including, without limitation, CE), or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries (including, without limitation, CE) or its or their debts under the Bankruptcy, insolvency or other similar law now or hereafter in effect; provided, that to the extent that any of the foregoing applies only to one or more Subsidiaries of the Company (except CE) and not to CE or the Company itself, then a Trigger Event shall be deemed to have occurred only if such event or occurrence could reasonably be expected to have a Material Adverse Effect; and

(viii)	The occurrence of a Change in Control.

(c)Action Following a Trigger Event. Following the occurrence of a Trigger Event and during its continuation, the Guarantor may:

(i)    By written notice to the Company, declare all or any portion of the outstanding amounts owed by the Company to the Guarantor hereunder to be due and payable, whereupon the full unpaid amount of such amounts shall be and become immediately due and payable, without further notice, demand or presentment;

(ii)    Direct the Bank to immediately halt all issuances of any additional Loans under the Credit Facility;

(iii)    Direct that all funds in the Lockbox Account be used to make scheduled payments of principal, interest and fees under the Credit Facility;

(iv)    Access and inspect the Company’s relevant financial records and other documents upon reasonable notice to the Company and make extracts from and copies of such financial records and other documents; and

(v)	Exercise all rights of the Guarantor under the Security Documents and applicable law.

(d)Action Following a Fundamental Trigger Event. Following the occurrence of a Fundamental Trigger Event and during its continuation, the Guarantor may:

(i)    Exercise all rights and remedies in Section 6(c);

(ii)    Direct that all customers and any other parties with payment obligations under the fuel supply contracts make payments directly to the Lockbox Account; and

(iii)    Sweep all funds in the Lockbox Account to prepay all outstanding Loans and other amounts due under the Credit Facility.

(e)No Rescission. Any declaration made by the Guarantor pursuant to Sections 6(c) or 6(d) may be rescinded by written notice to the Company or the Bank, as applicable; provided, that no such rescission or annulment shall extend to or affect any subsequent Trigger Event or impair any right consequent thereon.

(f)Guarantor’s Obligations. For the avoidance of doubt, the occurrence of a Trigger Event or Fundamental Trigger Event will not affect the Guarantor’s obligations to the Bank under the Guaranty.

Section 7.    Termination. This Agreement shall terminate following the later of (a) the payment in full of all Obligations and (b) the termination or expiration of the Guaranty following the Termination Date.

Section 8.    Miscellaneous.

(a)Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company and the Guarantor under this Agreement shall be in writing and delivered by facsimile, hand delivery, overnight courier service or certified mail, return receipt requested, to each party at the address set forth below (or to such other address most recently provided by such party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service, (ii) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt, (iii) when delivered by hand, upon delivery, and (iv) when faxed, upon confirmation of receipt.

The Guarantor:

Total Holdings USA, Inc.
1201 Louisiana Street, Suite 1800
Houston, Texas 77002
ATTN: Chief Financial Officer
E-mail: franck.trochet@total.com, kevin.clark@total.com, Elizabeth.matthews@total.com, and keli.viereck@total.com

With a copy to General Counsel at the same address.

With a copy to:

Total Marketing Services S.A.
24 Cours Michelet
La Défense 10
92800 Puteaux France
Attention: Vice President, Legal Affairs The Company:
Clean Energy Fuels Corp.
4675 MacArthur Court, Suite 800 Newport Beach, California 92660
Attention: Robert M. Vreeland, Chief Financial Officer Telephone: (949) 437-1041
Facsimile: (949) 724-1459
E-mail: Robert.Vreeland@cleanenergyfuels.com With a copy to:
Clean Energy Fuels Corp.
4675 MacArthur Court, Suite 800 Newport Beach, California 92660
Attention: J. Nathan Jensen, SVP Corporate Transactions and Chief Legal Officer Telephone: (949) 437-1180

Facsimile: (949) 724-1459
E-mail: Nate.Jensen@cleanenergyfuels.com

(b)Non-waiver. No failure or delay on the Guarantor’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Guarantor. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)	Assignments; Change in Control.

(i)    Assignment by Company. This Agreement may not be assigned by the Company without the prior written consent of the Guarantor, which may be withheld in the Guarantor’s sole discretion.

(ii)    Assignment by Guarantor. Total Holdings USA Inc., as the initial Guarantor (but not any assignee of Total Holdings USA Inc.), may assign its rights and obligations under this Agreement with prior notice to and without consent of the Company to any direct or indirect subsidiary of Total S.A. Any subsequent Guarantor may assign its rights and obligations under this Agreement to any Permitted Assignee. Any assignment by the Guarantor of its rights and obligations under this Agreement will not release such assigning Guarantor from its obligations to guarantee Loans issued pursuant to the Credit Facility and outstanding as of the date of such assignment, so long as the Company continues to pay the Guaranty Fee relating to such Loans. The Company agrees that the Guarantor may, in connection with any assignment of its rights and obligations under this Agreement, notify the Banks that have issued such outstanding Loans of the continuing guaranty of such Loans as well as that no new Loans may be issued under Guaranteed Facilities and guaranteed by such assigning Guarantor. In addition, the Company agrees not to renew or extend any of such outstanding Loans in a manner that could cause the assigning Guarantor’s guaranty of such Loans to be extended beyond the initial stated expiration of such Loans.

(iii)    Successors and Assigns. No assignment of this Agreement shall be valid until all of the obligations of the assignor hereunder shall have been assumed by the assignee by written agreement delivered to the other party. This Agreement shall be binding upon and inure to the benefit of the Guarantor and the Company and their respective successors and permitted assigns.

(iv)    Change in Control. Upon the occurrence of a Change in Control, the Acquiring Person shall, by an instrument of assignment and assumption, assume in full all of the Guarantor’s obligations under this Agreement and the Guaranty. Any such assignment and assumption shall release the Guarantor from its obligations (A) under this Agreement, including its obligations to guarantee Loans issued pursuant to the Credit Facility, and (B) under the Guaranty.

(e)Cumulative Rights, etc. The rights, powers and remedies of the Guarantor under this Agreement shall be in addition to all rights, powers and remedies given to the Guarantor by virtue of any applicable law, rule or regulation of any governmental authority or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Guarantor’s rights hereunder.

(f)Partial Invalidity; Reinstatement. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. If claim is ever made upon the Guarantor for rescission, repayment, recovery or restoration of any amount or amounts received by the Guarantor in payment or on account of any of the Obligations and the Guarantor repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Guarantor or any of its property, then and in such event (A) the Company shall be and remain liable to the Guarantor hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by the Guarantor, and (B) this Agreement shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.

(g)Entire Agreement. This Agreement constitutes and contains the entire agreement of the Company and the Guarantor with respect to the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)	Applicable Law; Jurisdiction; Etc.

(i)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(ii)    SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(iii)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 10(h)(ii).

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(iv)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(h).

(i) Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

(j) Confidentiality. Neither Party shall disclose to any Third Party, and shall disclose on a need-to-know basis to such Party’s directors, officers, employees and consultants solely to the extent such disclosure is reasonably necessary in connection with such Party’s performance under this Agreement, any terms or conditions of this Agreement or any financial and other information disclosed pursuant or related to this Agreement, including, without limitation, in connection with the pursuit or management of the Truck Program, and neither Party shall use any such information for any purpose other than performing its obligations or exercising or enforcing its rights under this Agreement, in each case without the prior consent of the other Party. Notwithstanding anything to the contrary herein, a Party may disclose such information
(a)on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, and (b) to a Third Party in connection with (i) an equity investment in such Party, (ii) a merger, consolidation or similar transaction by such Party, or (iii) the sale of all or substantially all of the assets of such Party to which this Agreement relates, provided in each case that such Persons are bound by written confidentiality obligations or, in the case of professional advisers, ethical duties, respecting such disclosures in accordance with the terms of this Agreement. The confidentiality obligations under this Agreement shall not apply (a) to the extent that a Party is required to disclose information by applicable law, rule or regulation, regulation of a governmental agency or tax authority, order of a court of competent jurisdiction, or rules of a stock exchange or automated quotation system; provided, however, that such Party shall
(i)provide written notice thereof to the other Party, consult with the other Party with respect to such disclosure and provide the other Party sufficient opportunity to object to any such disclosure or to request confidential treatment thereof and (ii) shall furnish only that portion of the information which is legally required; and (b) to any disclosure in any action or proceeding between the Parties to enforce rights under this Agreement; provided, however, that the Parties shall request that the court or tribunal enter a protective order covering such information. Additionally, the confidentiality obligations under this Agreement shall not apply to any information which a Party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing Party to the receiving Party, (b) to have become publicly known, without fault on the part of the receiving Party, subsequent to disclosure of such information by the disclosing Party to the receiving Party, (c) to have been received by the receiving Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the receiving Party prior to disclosure of such information by the disclosing Party to the receiving Party, or (e) to have been independently developed by employees or agents of the receiving Party without access to or use of such information disclosed by the disclosing Party to the receiving Party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Support Agreement to be executed as of the day and year first written above.

CLEAN ENERGY FUELS CORP., as the Company

By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President & CEO

TOTAL HOLDINGS USA INC., as the Guarantor

By:	/s/ Frank Trochet
Name: Frank Trochet
Title: Chief Financial Officer

Exhibit A

Form of Collateral Assignment of Contracts [attached]

COLLATERAL ASSIGNMENT OF CONTRACTS

THIS COLLATERAL ASSIGNMENT OF CONTRACTS (this “Agreement”) is made as of January 2, 2019, by CLEAN ENERGY, a California corporation (the “Company”), for the benefit of TOTAL HOLDINGS USA INC., a Delaware corporation (together with its successors and assigns, the “Guarantor”).

R E C I T A L S

WHEREAS, the Company is a Wholly-Owned Subsidiary (as defined in the Credit Support Agreement (as defined below)) of Clean Energy Fuels Corp., a Delaware corporation (the “Parent”);

WHEREAS, the Parent wishes to enter into a credit facility with Société Générale, a company incorporated as a société anonyme under the laws of France (the “Bank”) providing for the issuance of loans to support the Company’s truck program (the “Credit Facility”);

WHEREAS, to obtain the Credit Facility, the Parent has requested that the Guarantor enter into that certain (a) Guaranty Agreement (the “Guaranty”), pursuant to which the Guarantor will guarantee the payment to the Bank of the Company’s obligation to repay the principal and interest on loans under the Credit Facility, (b) Credit Support Agreement (the “Credit Support Agreement”), pursuant to which the Parent has agreed to undertake certain obligations as more fully set forth therein, and (c) certain other documents evidencing or securing the Guaranty and the Credit Support Agreement (as they may be amended, restated, supplemented, or otherwise modified from time to time, such documents, collectively with the Guaranty and the Credit Support Agreement, the “Credit Support Documents”);

WHEREAS, in order to induce the Guarantor to enter into the Credit Support Agreement and the Guaranty, the Parent has requested that the Company assign to the Guarantor, and the Company has agreed to assign to the Guarantor, as additional security for the performance by the Parent of its reimbursement and other obligations under or in connection with the Credit Support Documents (collectively, the “Obligations”) all of its rights, benefits and interest in, to and under each LNG & CNG Fuel Price Agreement entered into by the Company in connection with the Truck Program (as defined in the Credit Support Agreement) (collectively, the “Fuel Agreements”, and all such Fuel Agreements, as they may be amended, supplemented or otherwise modified as permitted by the Credit Support Documents, being hereinafter collectively referred to herein as the “Assigned Agreements”); and

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Guarantor hereby agree as follows:

AGREEMENT

1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Credit Support Agreement. All exhibits, schedules, appendixes and/or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

2.    Assignment of The Company’s Rights. As additional security for the Obligations, the Company hereby collaterally assigns and transfers to, and grants to the Guarantor a security interest in and lien upon all of the Company’s rights and remedies with respect to and under the Assigned Agreements.

3.	Liability of The Company. The Company shall remain liable under the Assigned

Agreements to perform all of its obligations thereunder in accordance with and pursuant to the terms thereof. Unless a Trigger Event or Fundamental Trigger Event shall have occurred and be continuing, insofar as the Company may have any right, privilege or claim against any counterparty to any Assigned Agreement, the Company (a) will use prudent business judgment concerning its enforcement of such rights,
(b)will, as determined in its good faith business judgment, enforce such rights diligently, and (c) will have the sole right to exercise any such right, privilege or claim. The Guarantor shall have no liabilities or obligations under the Assigned Agreements by reason of or arising out of this Agreement, nor shall the Guarantor be required or obligated in any manner to perform or fulfill any obligations under or pursuant to any of the Assigned Agreements, unless and until the Guarantor, following a Trigger Event or Fundamental Trigger Event, expressly agrees to assume the obligations of the Company thereunder.

4.    The Guarantor’s Exercise of Rights. After the occurrence, and during the continuation, of a Trigger Event or Fundamental Trigger Event, the Company hereby irrevocably (a) authorizes and empowers the Guarantor, in the Guarantor’s sole discretion, to assert, either directly or on behalf of the Company, any right, privilege or claim the Company may, from time to time, have against any counterparty to any Assigned Agreement that the Guarantor may deem proper and to receive and collect any and all monies resulting therefrom and to apply the same on account of any of the Obligations; and (b) makes, constitutes and appoints the Guarantor (and all officers, employees and agents designated by the Guarantor) as the Company’s true and lawful attorney and agent-in-fact for the purposes of enabling the Guarantor to assert any such right, privilege or claim and to receive, collect and apply such monies in the manner set forth above.

5.    Consent of Counterparties. Upon the Guarantor’s request, the Company shall obtain the consent of the counterparty to each Assigned Agreement. Each Fuel Agreement shall be substantially in the form attached hereto as Exhibit A (unless the Guarantor provides or otherwise agrees to a different form).

6.    Representations and Warranties. The Company hereby represents and warrants that this Agreement creates in favor of the Guarantor a legal, valid and enforceable security interest in the Assigned Agreements and, upon the filing of a UCC-1 financing statement in the jurisdiction of the Company’s organization, this Agreement will constitute a fully perfected lien on all right, title and interest of the Company in such Assigned Agreements, which lien will be prior and superior in right to any other Person (other than with respect to liens which have been previously approved in writing by the Guarantor).

7.    Rights of The Guarantor not Impaired. The Company hereby acknowledges and agrees that none of the rights or remedies of the Guarantor under the Credit Support Documents shall be delayed, impaired or in any way prejudiced by this Agreement.

8.    Further Assurances. At any time and from time to time, upon the written request of the Guarantor, and at the Company’s sole expense, the Company will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Guarantor may reasonably deem necessary in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the relevant Uniform Commercial Code in effect in any jurisdiction with respect to the assignment made hereby.

9.    No Amendment. Except as permitted under the Credit Support Documents, the Company shall not waive, amend, alter or modify in any material respect any of its rights or remedies under any Assigned Agreement without the prior written consent of the Guarantor.

10.    Termination. This Agreement shall terminate upon satisfaction in full of the Obligations, and upon such termination all rights granted hereunder not theretofore accrued shall terminate and the rights and benefits of the Company assigned hereby shall automatically be re-assigned from the Guarantor to the Company.

11.    Assignment by The Guarantor. The Guarantor may assign to any permitted assignee under the Credit Support Agreement all or any portion of its rights under this Agreement and/or any of the Assigned Agreements. An assignee of the Guarantor’s rights under this Agreement and/or any of the Assigned Agreements may further assign all or any portion of its rights under this Agreement or any of the Assigned Agreements in accordance with the Credit Support Agreement.

12.    Additional Security. This Agreement is in addition to and not in substitution for any other security or securities which the Guarantor now or from time to time may hold or take from the Company or from any Person whomsoever.

13.    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.	Governing Law.

a.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER CREDIT SUPPORT DOCUMENTS, AND THIS AGREEMENT AND THE OTHER CREDIT SUPPORT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

b.    SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR

PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

c.    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 10(h)(ii). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

d.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.    INDEMNIFICATION. THE COMPANY AGREES TO INDEMNIFY AND HOLD HARMLESS, AND AGREES TO CAUSE ANY GUARANTOR OF THE COMPANY’S OBLIGATIONS UNDER THE CREDIT SUPPORT DOCUMENTS TO INDEMNIFY AND HOLD HARMLESS, THE GUARANTOR, THE GUARANTOR’S AFFILIATES AND THE GUARANTOR’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS, ATTORNEYS AND REPRESENTATIVES (EACH, AN “INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES AND EXPENSES (EACH AN “INDEMNIFIED CLAIM”) (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL UNLESS THE GUARANTOR ASSERTS THAT A CONFLICT EXISTS, IN WHICH CASE THE GUARANTOR MAY RETAIN ADDITIONAL COUNSEL AS THE GUARANTOR DETERMINES NECESSARY TO RESOLVE SUCH CONFLICT AND ALL REASONABLE FEES AND EXPENSES OF SUCH COUNSEL SHALL CONSTITUTE AN INDEMNIFIED CLAIM HEREUNDER), JOINT OR SEVERAL, THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH OR RELATING TO ANY INVESTIGATION, LITIGATION OR PROCEEDING OR THE PREPARATION OF ANY DEFENSE IN CONNECTION THEREWITH), IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, OR EXPENSE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. IN THE

CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS PARAGRAPH APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE COMPANY OR ANY GUARANTOR OF THE COMPANY’S OBLIGATIONS UNDER THE CREDIT SUPPORT DOCUMENTS, ANY OF THE DIRECTORS, SECURITY HOLDERS OR CREDITORS OF THE COMPANY OR ANY SUCH GUARANTOR, AN INDEMNIFIED PARTY OR ANY OTHER PERSON, AND WHETHER OR NOT AN INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO. THIS INDEMNITY WILL SURVIVE REPAYMENT OF THE COMPANY’S OBLIGATIONS UNDER THE CREDIT SUPPORT DOCUMENTS.

16.    Successors and Assigns. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature and acknowledgement pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same instrument.

18.    Cross Default. A Trigger Event or Fundamental Trigger Event under the Credit Support Agreement, shall, at the Guarantor’s option, constitute a default hereunder.

[Remainder of this page intentionally left blank; Signature page follows.]

IN WITNESS HEREOF, the Company has caused this Agreement to be duly executed as of the date first set forth above.

THE COMPANY: CLEAN ENERGY,
a California corporation

By:         Name:     Title:

EXHIBIT A TO
COLLATERAL ASSIGNMENT OF CONTRACTS
FORM OF FUEL AGREEMENT

[See attached.]

EXHIBIT A
LNG & CNG FUEL PRICE AGREEMENT

Effective Date	, 201_
Customer	, a [State] [corporation / limited liability company]
Term	Commences on the Effective Date and ends on the [five (5)] year anniversary of the Effective Date
Stations	All public access CNG/LNG stations in XXXX which are owned and operated by CE
Fuel Type	Liquefied natural gas (“LNG”) and/or compressed natural gas (“CNG”)
Gallon Equivalent	Diesel gallon equivalent (“DGE”).
Fuel Price	Customer’s Fuel Price per DGE of CNG or LNG will be the then-applicable EIA PADD 5 CA price per gallon of diesel fuel less $X.XX per gallon. The EIA PADD 5 price is adjusted Monday of each week.
Remarketing
In consideration of this Agreement, Customer will cause its sources of natural gas truck financing to
(i) acknowledge the terms of this Agreement and (ii) grant a Clean Energy a first right to remarket Customer’s natural gas trucks if Customer defaults on its obligations to such financing sources.

Take or Pay
The Customer’s minimum purchase commitment under this agreement shall be XXXXX DGEs of LNG or CNG per month and the Customer agrees to pay CE the Fuel Price for the committed minimum even if the LNG or CNG is not purchased. To the extent fuel purchases in any month are less than the minimum commitment (i.e. “Shortfall”), the shortfall DGEs will be billed based on the average of the EIA PADD 5 price less $X.XX per gallon for that month. Purchases in excess of minimum purchase commitment will be billed at $X.XX per DGE of LNG or CNG. Purchases in excess of the minimum commitment cannot be used to offset Shortfalls in prior or subsequent months.

Collateral Assignment	Customer consents to CE’s collateral assignment of this Agreement to Total Holdings USA Inc. (together with its successors and assigns, “Total”)
CE Contribution
Customer acknowledges that CE has contributed $XX,XXX toward the purchase price of each natural gas truck acquired by Customer. If CE terminates this Agreement due to Customer failing to satisfy its minimum purchase commitment, Customer shall immediately pay to CE $XX,XXX for each natural gas truck acquired by Customer, less $XXXX for each month Customer satisfied the minimum purchase commitment.

This Fuel Price Agreement (“Agreement”) is entered into on the Effective Date between Customer and Clean Energy, a California corporation ("CE") located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660. Customer and CE are referred to collectively as the “Parties” and individually as a “Party”. The Parties desire to establish rates for Customer’s purchase of the Fuel Type for its natural gas vehicles. The Parties hereby agree to the following:

1.	Fuel Price.
Customer shall pay CE the applicable Fuel Price for each Gallon Equivalent of the applicable Fuel Type sold to Customer at the Stations. Customer shall complete the Fuel Card Application(s) (attached as Exhibit A), comply with its terms and conditions and use its Clean Energy Fuel Card(s) for its purchases of the Fuel Type from the Stations during the Term. CE will invoice Customer every week and delivered via email to the email address provided in the fuel application) and Customer must pay each invoice within seven (7) days of the invoice date and agrees to pay interest at 1.5% per month for the portion of month the payment is late. IF PERMITTED BY LAW, CE SHALL PASS THROUGH TO CUSTOMER ANY SURCHARGES INCURRED BY CE RELATED TO CUSTOMER’S PAYMENT OF ITS INVOICES THROUGH USE OF A CREDIT CARD.

2.	Term and Termination.
The term of this Agreement shall begin on the Effective Date and end automatically at the end of the Term; provided, however, CE may immediately terminate this Agreement if Customer fails to satisfy its minimum purchase commitment or may terminate this Agreement upon thirty (30) days’ written notice if Customer breaches any other term of this Agreement.

3.	Assignment
CE has collaterally assigned its interest in this Agreement to Total and Customer hereby consents in all respects to such assignment and acknowledges the right of Total or its designee(s) to exercise all rights of CE under this Agreement. Such assignment shall not release Customer from any of its obligations hereunder and Total shall be entitled to all rights of CE hereunder. Notwithstanding such assignment, Customer shall continue to look to CE for the performance of its obligations hereunder, and in no event shall Total become liable or responsible to perform any of the obligations imposed upon CE by this Agreement. It is hereby agreed that the rights of the

Customer are subject and subordinate to any lien given by CE in favor of Total. Customer further agrees that Total or its designee(s) shall have the right, for a period of sixty (60) days, to cure any default by CE under this Agreement. Neither Total nor its designee(s) shall have any liability or obligation under this Agreement. Following the receipt of written notice by Total, Customer shall pay all amounts payable by it under this Agreement in the manner and as and when required by this Agreement directly into an account specified by Total, or to such other person or account as shall be specified from time to time by Total to Customer in writing. All payments required under this Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, other than as expressly permitted by the terms of this Agreement. Total shall have the right to assign its interest in this Agreement to any party, provided that such assignee assumes the obligations of CE or Total, as applicable, hereunder. Upon such assignment, Total shall be released from any further liability under this Agreement to the extent of the interest assigned. Customer agrees that Total is an intended third party beneficiary of this Section 3.

4.	Miscellaneous
Customer may not assign any of its rights or delegate its performance arising under or relating to this Agreement, whether by merger, operation of law or otherwise, to a third party without CE’s prior written consent. All matters arising under or relating to this Agreement will be governed by the laws of the State of Delaware, notwithstanding conflicts of law rules. Each Party consents to the exclusive jurisdiction of the federal or state courts in the State of Delaware for any legal actions arising out of or relating to this Agreement. Neither Party shall have any liability to the other Party for incidental, special or consequential damages, including lost profits and business interruption damages, arising under this Agreement or the transactions contemplated hereby. Each Party giving a notice under this Agreement will give the notice in writing and delivered via personal delivery or overnight carrier to the Party’s address set forth in this Agreement or to such other address designated by such Party. No change, amendment or modification of any of the provisions of this Agreement will be binding unless in writing that identifies itself as an amendment to this Agreement. This Agreement constitutes the final agreement between the Parties and supersedes all prior and contemporaneous negotiations and agreements relating to the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one agreement.

By directing their authorized representative to execute below, the Parties hereby agree to be bound by this Agreement. Customer shall not disclose the terms of this Agreement to any third party unless required by law or regulation.

CLEAN ENERGY    CUSTOMER

By:             By:          Name:             Name:         Title:             Title:         Address: 4675 MacArthur Court, Suite 800            Address:         Newport Beach, CA 92660

Exhibit A
Fuel Card Application

(See Attached)

Exhibit B

Form of Lockbox Agreement [attached]

LOCKBOX AGREEMENT

THIS LOCKBOX AGREEMENT (this “Agreement”), dated as of January 2, 2019, by and among PLAINSCAPITAL BANK, a Texas state bank (the “Lockbox Bank”), CLEAN ENERGY, a California corporation (the “Company”), and TOTAL HOLDINGS USA INC., a Delaware corporation (the “Guarantor”).

W I T N E S S E T H:

WHEREAS, the Company is a Wholly-Owned Subsidiary (as defined in the Credit Support Agreement (as defined below)) of Clean Energy Fuels Corp., a Delaware corporation (the “Parent”);

WHEREAS, the Parent wishes to enter into a credit facility with Société Générale
(the “Bank”);

WHEREAS, to obtain the Credit Facility, the Parent has requested that the
Guarantor enter into that certain (a) Guaranty Agreement (the “Guaranty”), pursuant to which the Guarantor will guarantee the payment to the Bank of the Parent’s obligation to repay principal and interest on loans under the Credit Facility, (b) Credit Support Agreement (the “Credit Support Agreement”), pursuant to which the Parent has agreed to undertake certain obligations as more fully set forth therein, (c) Collateral Assignment of Contracts (the “Collateral Assignment”), pursuant to which the Company has agreed to assign all of its rights, benefits and interest in, to and under each LNG & CNG Fuel Price Agreements entered into by the Company with certain customers (each, a “Contracting Party”) in connection with the Truck Program (as defined in the Credit Support Agreement) to the Guarantor (the “Assigned Agreements”) as more fully set forth therein, (d) Pledge and Security Agreement (the “Pledge and Security Agreement”), pursuant to which the Company has granted to the Guarantor a continuing security interest in and to the Assigned Agreements (as such term is defined in the Collateral Assignment) to secure the Parent’s Obligations (as such term is defined in the Collateral Assignment), and (e) certain other documents evidencing or securing the Guaranty and the Credit Support Agreement (as they may be amended, restated, supplemented, or otherwise modified from time to time, such documents, collectively with the Guaranty, the Credit Support Agreement, the Collateral Assignment and the Pledge and Security Agreement, the “Credit Support Documents”);

WHEREAS, the Company and the Guarantor acknowledge and agree that Lockbox Bank has not been and will not be provided with a copy of the Credit Support Documents, and Lockbox Bank shall not be responsible for any terms or obligations set forth in the Credit Support Documents or such other related documents;

WHEREAS, the Company has established with the Lockbox Bank the deposit account described on Schedule I attached hereto (the “Lockbox Account”), and has agreed pursuant to the terms hereof that it will deposit all proceeds of the Assigned Agreements into the Lockbox Account following the receipt of a Trigger Event Notice (as defined herein) and the Company further wishes to grant to the Guarantor a security interest in the Lockbox Account as required pursuant to the Credit Support Agreement;

WHEREAS, in connection with the entry into each Assigned Agreement, each respective Contracting Party has agreed that subsequent to receipt of a notice from the Guarantor of the occurrence of a Fundamental Trigger Event (as defined in the Credit Support Agreement), such Contracting Party will thereafter deposit all amounts payable to the Company pursuant to such Assigned Agreement into the Lockbox Account; and

WHEREAS, the parties desire to enter into and authenticate this Agreement in order to set forth their relative rights and duties with respect to the Lockbox Account and all amounts which may be on deposit therein from time to time, and to provide for the Guarantor’s control of, and to perfect the Guarantor’s security interest in and to, the Lockbox Account and all funds on deposit therein from time to time pursuant to Article 9 of the Uniform Commercial Code as adopted in the State of Texas (the “UCC”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements as hereinafter set forth, the Lockbox Bank, the Company and the Guarantor agree as follows:

1.	The Lockbox Bank hereby confirms to the Guarantor that the Lockbox Account has been established with the Lockbox Bank.

2.
Following the receipt of a Trigger Event Notice (as defined herein) the Company agrees to immediately deposit all monies and proceeds of Collateral (as defined in the Pledge and Security Agreement) into the Lockbox Account upon its receipt thereof. Effective as of the date of this Agreement, the Company hereby irrevocably assigns and transfers to the Guarantor all right, title and interest in and to, and exclusive dominion and control of, the Lockbox Account and all sums, amounts or items of value now or hereafter on deposit in, credited or held in or payable from, the Lockbox Account (collectively, the “Deposits”, which further include, if applicable, all financial assets, security entitlements, investment property, and other property and the proceeds thereof now or at any time hereafter held in the Lockbox Account). Company and Lockbox Bank acknowledge and agree that, except as otherwise expressly provided in this Agreement, the Lockbox Account shall be under the Guarantor’s sole control (as defined in Section

9.104 of the UCC). The Company hereby irrevocably authorizes, instructs and directs the Lockbox Bank to make all withdrawals, transfers or payments out of or in connection with the Lockbox Account solely in accordance with the instructions of the Guarantor and without the further consent of the Company or any other person. The Guarantor shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account including, without limitation, the right to specify when withdrawals, transfers and payments are to be made out of, or in connection with the Lockbox Account. The parties hereto acknowledge and agree that the foregoing Lockbox Account and all Deposits shall constitute Collateral under the Guarantee and Collateral Agreement. The Lockbox Bank hereby agrees to promptly notify the Guarantor of any new accounts opened by the Company at the Lockbox Bank.

3.	The Guarantor hereby acknowledges the transfer to it of exclusive dominion and control of the Lockbox Account, except as otherwise expressly provided in this Agreement. Subject to and without waiver of the foregoing, the Guarantor hereby authorizes the Lockbox Bank to continue to accept instructions from the Company for the withdrawal, transfer or payment of funds from the Lockbox Account until the Guarantor notifies the Lockbox Bank in writing that a Trigger Event or Fundamental Trigger Event (as such terms are defined in the Credit Support Agreement) has occurred (any such notice, a “Trigger Event Notice”). Following its receipt of a Trigger Event Notice, the Lockbox Bank shall not honor any checks, other items or transfer instructions subsequently drawn or issued by the Company on or against the Lockbox Account, or previously so drawn or issued by the Company and remaining outstanding, (a) except at the direction or instruction of the Guarantor, or (b) until such time as Guarantor advises Lockbox Bank in writing that the Guarantor no longer claims any interest in the Lockbox Account, or (c) until this Agreement is terminated.

4.
Notwithstanding anything herein to the contrary, the Lockbox Bank shall apply and credit for deposit to the Lockbox Account all Deposits from time to time tendered by or on behalf of the Company for deposit therein, including without limitation all wire transfers and other payments directed to the Lockbox Account.

5.
The Company is and shall remain responsible for, and agrees to pay all of the Lockbox Bank’s usual and customary service charges, fees, costs, and expenses incurred in the ordinary course of operating and maintaining the Lockbox Account (collectively, the “Charges and Fees”), including without limitation the Charges and Fees for (a) treasury reporting (including online access thereto) provided on the Lockbox Account, (b) funds transfer services received with respect to the Lockbox Account, (c) lockbox processing services, (d) funds advanced to cover overdrafts in the Lockbox Account (but without the Lockbox Bank being in any way obligated to make any such advances), (e) duplicate bank statements, (f) treasury management service(s) that may be required to block the Lockbox Account as contemplated hereunder, and (g) the costs, expenses and liability associated with Returned Items (defined below), in each case, to the extent applicable. The Lockbox Bank shall obtain payment of the Charges and Fees by debiting the Lockbox Account on the Business Day that the Charges and Fees are due, without notice to the Company or the Guarantor. If there are insufficient funds in the Lockbox Account to fully cover the Charges and Fees on the Business Day Lockbox Bank attempts to debit the Charges and Fees, the Company shall pay such shortfall or amount to Lockbox Bank, without setoff or counterclaim, within five (5) calendar days after written demand from the Lockbox Bank. Except as otherwise indicated in this Agreement, Guarantor shall not have any responsibility or liability for payment of any Charges and Fees. For purposes of this Agreement, a “Business Day” means a day of the year, other than (a) Saturdays, (b) Sundays or (c) any day on which banks are required or authorized by law to close in Dallas, Texas.

6.
If any items previously credited to the Lockbox Account should be returned to the Lockbox Bank, then the Lockbox Bank shall have the right to charge any or all of such returned items to the Lockbox Account. For purposes of this Agreement, "Returned Items" means: (a) items deposited to the Lockbox Account and returned unpaid, whether for insufficient funds or for any other reason, (b) automatic clearing house or other electronic entries credited to the Lockbox Account and later reversed or returned, whether for insufficient funds or for any other reason, (c) any credit to the Lockbox Account from a merchant card transaction, against which a contractual demand for chargeback has been made, (d) any credit to the Lockbox Account made in error or mistake and later reversed or debited, and (e) any items in relation to which claims of or concerning breach of the transfer or presentment warranties are made to the Lockbox Bank pursuant to the UCC or common law in connection with negotiable instruments deposited to the Lockbox Account. If, after the Lockbox Bank’s disbursement or transfer of funds from the Lockbox Account at the Guarantor’s order or instruction as provided in this Agreement, there are insufficient funds in the Lockbox Account to reimburse the Lockbox Bank in the full amount of any such Returned Items, then Guarantor shall reimburse the Lockbox Bank in immediately available funds within fifteen (15) calendar days of receipt of written demand from the Lockbox Bank, provided that such reimbursement shall be limited to the aggregate amount previously disbursed or transferred by the Lockbox Bank from the Lockbox Account at the Guarantor’s order or instruction. The Company and the Guarantor acknowledge and agree that the Lockbox Bank shall not be required by this Agreement to pay the Company or the Guarantor from uncollected funds (i.e., funds that are not available for immediate withdrawal in accordance with the Lockbox Bank’s funds availability policy as set forth in the deposit agreement applicable to the Lockbox Account).

7.
Except for those Charges and Fees payable pursuant to Section 5 hereof, those Returned Items as defined or referenced in Section 6 hereof, the Lockbox Bank agrees that it will not exercise any right of set-off or deduction against the Lockbox Account. The Lockbox Bank waives any banker’s lien, security interest or other claim that it may now or hereafter have against the Lockbox Account.

8.
The Lockbox Bank represents and warrants to the Guarantor that (i) the Lockbox Bank is an organization engaged in the business of banking; (ii) the Lockbox Bank maintains the Lockbox Account as a demand deposit account or accounts in the ordinary course of the Lockbox Bank’s business; (iii) the Lockbox Bank has not entered into any currently effective agreement with any person or entity under which the Lockbox Bank may be obligated to comply with disposition instructions originated by such person or entity other than the Company or the Guarantor; (iv) the Lockbox Account is not evidenced by any instrument; (v) the Company is the current record owner of the Lockbox Account; and (vi) as of the effective date of this Agreement, the Lockbox Bank’s books and records do not disclose the existence of any claim or interest in the Lockbox Account other than the claims or interests of the Company and the Guarantor.

9.
Upon the Guarantor’s written request (which request need be made only once and not on a recurring basis), the Lockbox Bank shall provide Guarantor with (a) copies of the regular monthly bank statements for the Lockbox Account substantially concurrently with delivery of the original statements to the Company, and such other information relating to the Lockbox Account as is provided to the Company, and (b) on- line screen access to daily activity in the Lockbox Account, whether by Internet access or otherwise. The Company hereby authorizes the Lockbox Bank to provide to the Guarantor any account information requested by the Guarantor. The Lockbox Bank’s liability for failing to provide any account statement will not exceed Lockbox Bank’s cost of providing the statement.

10.
All notices, including any Trigger Event Notice, instructions, requests and other communications required or permitted to be delivered hereunder (collectively, “Notices”) shall be in writing and shall be effective: (a) upon delivery to the address of a party specified on the signature pages hereof (each a “Notice Address”), if personally delivered by a nationally recognized courier service; (b) as of the date of receipt at a Notice Address in the case of facsimile transmission; or three (3) business days after mailing to a Notice Address if sent by first class U.S. mail, postage prepaid. Any party hereto, at any time, by written notice given to the other parties hereto in accordance with this Section, may designate a different address to which such communications shall thereafter be directed.

11.
The Lockbox Bank shall be entitled to rely conclusively upon any Trigger Event Notice or any other notice or instruction it receives from the Guarantor and the Lockbox Bank shall have no obligation to investigate or verify the genuineness or correctness of any such notice or instruction, or otherwise any duty to inquire as to the terms of or any default under the Credit Support Documents. The Company and the Guarantor acknowledge and agree that the Lockbox Bank may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in any such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions of this Agreement has been duly authorized, without liability to any party. In the event of a conflict between any instruction or direction given to the Lockbox Bank by or on behalf of the Guarantor and any instruction or direction given to the Bank by or on behalf of the Company, the Lockbox Bank shall comply with the instruction or direction given by the Guarantor. Without limiting the generality of the foregoing, the Lockbox Bank shall be conclusively entitled to assume that the Guarantor’s giving of a Notice is permitted by agreement of the Company.

12.
The Company and the Guarantor acknowledge and agree that the Lockbox Bank shall not be liable to either of them for any expense, claim, loss, damage or cost ("Damages") that either of them may claim to have suffered or incurred, whether directly or indirectly, arising out of or relating to the Lockbox Bank’s performance under this Agreement, other than those Damages that result directly from the Lockbox Bank’s gross negligence or intentional misconduct. In no event shall the Lockbox Bank be liable to the Company or the Guarantor for losses or delays caused by the interruption of communications or communication facilities, computer malfunction or labor difficulties beyond the Lockbox Bank’s reasonable control, or other causes beyond the Lockbox Bank’s reasonable control, or for indirect, special or consequential damages.

13.
Notwithstanding any of the other provisions of this Agreement, following distribution of any funds to or for the benefit of the Guarantor hereunder, the Lockbox Bank shall have no duty to verify or confirm the Guarantor’s proper application or use of such funds, and the Lockbox Bank shall not in any manner whatsoever be answerable to the Company for any loss, misapplication or non-application of any such funds by the Guarantor.

14.
The Company hereby agrees to release, pay, indemnify and hold the Lockbox Bank and its officers, directors, employees and agents harmless from and against any and all out-of-pocket liabilities, claims, damages, penalties, actions, proceedings, judgments, suits, and all reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable legal fees) incurred, sustained or payable by Lockbox Bank arising out of this Agreement or by reason of Lockbox Bank’s (or any of its officers, directors, employees or agents’) actions under or with respect to the performance of this Agreement by the Lockbox Bank, unless resulting from the Lockbox Bank’s gross negligence or willful misconduct.

15.
Notwithstanding any of the other provisions of this Agreement, the Lockbox Bank shall be permitted to comply with any judicial order, decree, writ, levy or other similar judicial or regulatory order or process concerning the Lockbox Account or any matter relating to this Agreement, and shall not be in violation of this Agreement or liable to the Company or the Guarantor for so doing irrespective whether such order, decree, writ, levy or similar judicial or regulatory order or process is subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

16.
This Agreement is intended to be performed in the State of Texas, which is Bank’s jurisdiction for purposes of Article 9 of the UCC. The laws of the State of Texas (except for conflicts of law rules) shall govern the validity, construction, enforcement and interpretation of this Agreement, which is performable in Dallas County, Texas.

17.
The Guarantor and the Company acknowledge and agree that the Lockbox Bank will perform only such duties as are expressly set forth in this Agreement, and that no implied duties or obligations shall be read into this Agreement with respect to the Lockbox Bank including, without limitation, any duty to determine whether the Guarantor has the right to send any Notice. Except for this Agreement, the Lockbox Bank is not a party to, and is not bound by or charged with notice of any terms or conditions of any other agreements between the Guarantor and the Company.

18.
This Agreement, together with any and all exhibits attached hereto, constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof. In the event of a conflict between the provisions of this Agreement and any other agreement between the Lockbox Bank and the Company (or any of its affiliates), the provisions of this Agreement shall control. This Agreement may be amended only by a written instrument executed by the Lockbox Bank, the Guarantor and the Company acting through their respective duly authorized representatives

19.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither the Company nor the Lockbox Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the prior written consent of the Guarantor.

20.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. A signature delivered by facsimile transmission or other electronic means shall be deemed the equivalent of an original signature for all purposes.

21.
The Lockbox Bank may terminate this Agreement with or without cause upon thirty (30) days prior written notice to the Guarantor and the Company. The Guarantor may terminate this Agreement with or without cause upon thirty (30) calendar days prior written notice to the Lockbox Bank and the Company. All rights of the Lockbox Bank under Sections 5, 6 and 14 shall survive such termination.

22.
If any part of this Agreement shall be held unenforceable or invalid, then for so far as is reasonable and possible, the remainder of the Agreement shall be deemed fully valid, operative and in effect.

23.
WAIVER OF JURY TRIAL. The Guarantor, the Company and the Lockbox Bank each, jointly and severally, waives all right to trial by jury of any and all claims relating in any way to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement acknowledges that this is a waiver of a legal right and is made knowingly and voluntarily after consultation with counsel. Each party to this Agreement agrees that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the date and year first above written.

COMPANY:

CLEAN ENERGY,
a California corporation

By:	Name: Title:

Address:

Facsimile:     Telephone:     Attention:

GUARANTOR:

TOTAL HOLDINGS USA INC.,
a Delaware corporation

By:	Name:
Title:

Address:

Facsimile:     Telephone:     Attention:

Lockbox Bank:

PLAINSCAPITAL BANK,
a Texas state bank

By:	Name: Title:

Address:

Facsimile:     Telephone:     Attention:

SCHEDULE I

Description of Lockbox Account

Account no. 868707400 standing in the name of the Company at the Lockbox Bank.

Exhibit C

Truck Program Managers and Oversight Committee.
Capitalized terms have the meanings given in the Credit Support Agreement.
(a)    Truck Program Managers. Each Party’s Truck Program Manager shall manage the tasks, responsibilities and performance of the other employees of such Party that work on the Truck Program, and shall coordinate with the Truck Program Manager of the other Party regarding joint activities under this Agreement. Each Party’s Truck Program Manager shall promptly respond to all reasonable requests and other communications from the other Party. Except for the activities of the Oversight Committee, the Truck Program Managers shall be the primary business contacts between the Parties with respect to their respective activities under this Agreement. Subject to the approval of the Oversight Committee, each Party shall appoint its Truck Program Manager and, from time to time effective upon written notice to the other Party, may substitute one or more of its representatives in its sole discretion. As of the Effective Date, the Guarantor’s Truck Program Manager shall be Ken Kennelly and the Company’s Truck Program Manager shall be Brett Lindsay.
(b)    Oversight Committee Purpose. The Oversight Committee shall supervise and oversee the activities of the Guarantor and the Company under the Truck Program. The Oversight Committee shall (i) periodically review the business, operations and progress of the Truck Program over the term of this Agreement, (ii) be responsible for designating the Program Manager of each Party, as well as substitute managers, and (iii) have such other duties and responsibilities as are reasonably related to and in furtherance of the purpose of such committee as set forth in this Agreement and as mutually agreed by the Parties.
(c)    Oversight Committee Composition. The Oversight Committee shall be comprised of four
(4) members, to consist of two (2) named representatives of the Guarantor, at least one of which shall be a member of the Guarantor’s senior management, and two (2) named representatives of the Company, at least one of which shall be a member of the Company’s senior management. Each Party shall appoint its representatives to the Oversight Committee and, from time to time effective upon written notice to the other Party, may substitute one or more of its representatives in its sole discretion. As of the Effective Date, the representatives of the Company on the Oversight Committee shall be Chinta Hari and Chad Lindholm, and the representatives of the Guarantor on the Oversight Committee shall be Ernst Wanten and Chris Latiolais.
(d)    Oversight Committee Meetings. The Oversight Committee shall meet not less than once each calendar quarter during the term of this Agreement, on such dates and at such times and places as agreed by the Guarantor and the Company. Upon the mutual agreement of the parties, any such meeting may be conducted by telephone or videoconference. The topics discussed at each meeting shall include
(i)the delivery of a report by one of each Party’s representatives on such committee or each Party’s Truck Program Manager describing the activities of such Party under this Agreement since the last meeting of the Oversight Committee, (ii) any matters requiring the approval of the Oversight Committee, including, without limitation, those set forth in section (c) above, and (iii) any other matters deemed relevant to this Agreement by the members of the Oversight Committee present at such meeting. Each Party may permit visitors other than its representatives then a member of the Oversight Committee to attend a meeting of the Oversight Committee as the Parties mutually agree prior to any such meeting and, if such a visitor is not an director, officer or employee of a Party, subject to such visitor’s agreement to confidentiality provisions no less restrictive than those set forth in Section 8(j) of the Credit Support Agreement.
(e)    Oversight Committee Reports. The reports required under Section (d)(i) above shall be issued at least one week before each scheduled meeting of the Oversight Committee and contain the following information: (i) the number of customers who have signed leases/financed trucks; (ii) the number of fuel delivery agreements signed; (iii) the status of customer lease/financing payments (delinquencies, etc.); (iv) the volume of fuel sold to customers; and (v) such other information reasonably requested by an Oversight Committee member about the truck program.
(f)    Oversight Committee Conduct. A quorum of the Oversight Committee, which shall consist of at least two (2) total members of such committee and at least one (1) representative of each of the Parties on such committee, shall be present in person or by telephone or videoconference in order to conduct any meeting of the Oversight Committee. At each meeting of the Oversight Committee at which such a quorum is present, all matters shall be determined by the affirmative vote of at least one (1) representative of each of the Parties on the Oversight Committee.
(g)    Oversight Committee Minutes. Within thirty (30) days following each Oversight Committee meeting, a representative of the Guarantor or the Company on the Oversight Committee, on an alternating basis, shall prepare and provide to each other member of the Oversight Committee a copy of the minutes of such meeting, which shall set forth, in reasonably specific detail, any approval, determination or other action approved by the Oversight Committee. The minutes of all meetings of the Oversight Committee shall be approved by the Oversight Committee at a subsequent meeting and shall be maintained by the Truck Program Managers.
(h)    Oversight Committee Expenses. Each Party shall be responsible for the costs incurred by its representatives on the Oversight Committee in connection with attending the meetings of such committee. Each Party shall be responsible for 50% of all other expenses incurred by the Oversight Committee, including, without limitation, the expenses of holding meetings, engaging advisors or other service providers or taking other actions in furtherance of its purpose, duties and responsibilities as set forth in this Agreement.

Exhibit C-1

Customer Credit Certification Form
Pursuant to the Credit Support Agreement for the Truck Financing Program, Clean Energy certifies that it has performed the following Customer Credit Analysis tasks as pre-defined and agreed to between Clean Energy and Total. Any exceptions are to be explained by Clean Energy in the Conclusions Section below.

CUSTOMER NAME: PRIVATE OR PUBLIC:
EXPECTED GUARANTEE USAGE (USD):

FOR PUBLIC COMPANIES

Yes No

☐	☐ A completed, signed and dated Credit Application Form has been obtained from the customer (evidencing that the customer agrees to CE’s credit terms)

☐	☐ The company has a credit rating equal to or greater than BBB+/Baa1/BBB+ from S&P, Moody’s or Fitch, respectively

☐	☐ Evidence of the published credit rating is available in the customer’s credit file kept with Clean Energy and will be reviewed or refreshed by Clean Energy every 12 months.
FOR PRIVATE COMPANIES (or public companies with ratings less than BBB+/Baa1/BBB+)

Yes No

☐	☐ A completed, signed and dated Credit Application Form has been obtained from the customer (evidencing that the customer agrees to CE’s credit terms)

☐
☐    Financial statements for the last two complete fiscal years have been collected from the customer through all means possible (examples: customer submission, NDA…if customer is unwilling, or on-line data available). The financials that were obtained were:

☐	Audited by a public CPA firm

•	Reviewed by a public CPA firm

•	Unaudited, internal management reports

☐
☐    Clean Energy senior management has analyzed and assessed all financial information available for this customer and affirms that the customer has sufficient liquidity and financial strength to support and sustain the credit relationship.

☐	☐ Credit References have been obtained from at least three companies.

☐	☐ The credit references or other reporting entity indicate payment habits that are in line with payment terms.

☐	☐ Bank References have been obtained and the customer is meeting its loan covenants.

☐	☐ There are no major legal filings, tax or other liens on the company’s public records

☐	☐ If company country of origin is Non-US, the country risk rating is low to moderate

☐	☐ A summary of Clean Energy’s analysis and findings are documented and are available for review by Total (if requested). The customer analysis will be reviewed or refreshed every 12 months

Conclusions Section:
(Explain any “No” answers and overall justifications, if deemed necessary)

Clean Energy hereby certifies that all best professional efforts have been made to complete this form and the required customer credit analysis. We conclude that this customer is suitable in all respects for the Clean Energy Truck Financing Program;

Management Signature:    Date:

Exhibit D

RESERVED

Exhibit E

Form of Security Agreement [attached]

PLEDGE AND SECURITY AGREEMENT

dated as of January 2, 2019
Among CLEAN ENERGY,
a California corporation
as the Grantor,

and

TOTAL HOLDINGS USA INC.,
a Delaware corporation
as the Guarantor

ARTICLE I    DEFINITIONS AND TERMS    2
Section 1.01    Defined Terms    2
Section 1.02    Additional Defined Terms    2
Section 1.03    Terms Generally    7
ARTICLE II    SECURITY INTEREST    8
Section 2.01    Grant of Security Interest    8
Section 2.02    Intentionally Omitted    9
Section 2.03    No Assumption of Liability    9
Section 2.04    Power of Attorney    9
ARTICLE III    REPRESENTATIONS AND WARRANTIES    10
Section 3.01    Title and Authority    10
Section 3.02    Absence of Other Liens    10
Section 3.03    Validity of Security Interest    10
Section 3.04    Perfection of Security Interest under UCC    10
Section 3.05    Perfection Certificates    11
Section 3.06    Places of Business; Jurisdiction Where Organized; Locations of
Collateral; etc    11
Section 3.07    Collateral    11
Section 3.08    Deposit Accounts    11
Section 3.09    Intentionally Omitted    11
Section 3.10    Status of Collateral    11
ARTICLE IV    GENERAL COVENANTS    12
Section 4.01    No Other Liens; Defense of Title; etc    12
Section 4.02    Further Assurances; Filings and Recordings    12
Section 4.03    Use and Disposition of the Collateral    12
Section 4.04    Delivery or Marking of Chattel Paper; Other Actions    13
Section 4.05    Authorization to File Financing Statements    13
Section 4.06    Maintenance of Records    14
Section 4.07    Perfection Certificates; Collateral Reports    14
Section 4.08    Legal Status    14
Section 4.09    Inspections and Verification    14
Section 4.10    Intentionally Omitted    15
Section 4.11    Proceeds of Casualty Insurance, Condemnation or Taking    15
ARTICLE V    ACCOUNTS AND COLLECTION OF ACCOUNTS    17
Section 5.01    Intentionally Omitted    17

Section 5.02    Intentionally Omitted    17
Section 5.03    Operation of Collateral Accounts    17
Section 5.04    Collection of Accounts    17
Section 5.05    Intentionally Omitted    18
ARTICLE VI    INTENTIONALLY OMITTED    18
ARTICLE VII    INTENTIONALLY OMITTED    22
ARTICLE VIII    REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT    24
Section 8.01    Remedies Generally    24
Section 8.02    Disposition of the Collateral    25
Section 8.03    Intentionally Omitted    26
Section 8.04    Waiver of Claims    26
Section 8.05    Application of Proceeds    27
Section 8.06    Remedies Cumulative    27
Section 8.07    Discontinuance of Proceedings    27
Section 8.08    Purchasers of Collateral    27
ARTICLE IX    MISCELLANEOUS    28
Section 9.01    Notices    28
Section 9.02    Entire Agreement    28
Section 9.03    Obligations Absolute    28
Section 9.04    Successors and Assigns    29
Section 9.05    Headings Descriptive    29
Section 9.06    Severability    29
Section 9.07    Enforcement Expenses, etc    29
Section 9.08    Release of Portions of Collateral    29
Section 9.09    Termination    30
Section 9.10    Guarantor    30
Section 9.11    Intentionally Omitted    30
Section 9.12    Other Creditors, etc. Not Third-Party Beneficiaries    30
Section 9.13    Counterparts    30
Section 9.14    Amendments; Additional Grantors    30
Section 9.15    Separate Actions    31
Section 9.16    Full Recourse Obligations; Effect of Fraudulent Transfer Laws    31
Section 9.17    Applicable Law; Jurisdiction; Etc    31

EXHIBITS

Exhibit A    Security Agreement Joinder
Exhibit B    Perfection Certificate
Exhibit C    Lockbox Agreement
Exhibit D    Collateral Assignment of Contracts

THIS PLEDGE AND SECURITY AGREEMENT, dated as of January 2, 2019 (as the same may be amended, restated or otherwise modified from time to time, this “Agreement”), between: (i) CLEAN ENERGY, a California corporation (the “Grantor”); and (ii) TOTAL HOLDINGS USA INC., a Delaware corporation (the “Guarantor”):

RECITALS:

(1)    Except as otherwise defined herein, terms used herein and defined in the Credit Support Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in Section 1.01 hereof.

(2)    This Agreement is made pursuant to the Credit Support Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Support Agreement”), between Clean Energy Fuels Corp., a Delaware corporation (the “Parent”) and the Guarantor.

(3)    The Grantor is a Wholly-Owned Subsidiary (as defined in the Credit Support Agreement) of the Parent.

(4)    It is a condition precedent to the making of guarantee of payment under the Credit Support Agreement that the Grantor shall have executed and delivered to the Guarantor this Agreement.

(5)    The Grantor will obtain benefits from the Credit Support Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described above and to induce the Guarantor to extend its guaranty pursuant to the Credit Support Agreement and other Credit Support Documents.

NOW, THEREFORE, in consideration of the benefits accruing to the Grantor, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby makes the following representations and warranties to the Guarantor and hereby covenants and agrees with the Guarantor as follows:

ARTICLE I. DEFINITIONS AND TERMS
Section 1.01 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to such terms in the Credit Support Agreement. Unless otherwise defined herein, all terms used herein and defined in the UCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning specified in Article 9 of the UCC.

Section 1.02 Additional Defined Terms. The following terms shall have the meanings herein specified unless the context otherwise requires:

“Accounts Receivable” means, in connection with any Fuel Agreement, (i) all accounts, now existing or hereafter arising; and (ii) without limitation of the foregoing, in any event including, but not limited to, (A) all right to a payment, whether or not earned by performance, for goods or other property (other than money) that has been or is to be sold, consigned, leased, licensed, assigned or otherwise disposed of, for services rendered or to be rendered, for energy provided or to be provided, or for the use or hire of a vessel under a charter or other contract whether due or to become due, whether or not it has been earned by performance, and whether now existing or hereafter acquired or arising in the future, (B)

all rights evidenced by an account, invoice, purchase order, requisition, bill of exchange, note, contract, security agreement, lease, chattel paper, or any evidence of indebtedness or security related to the foregoing, (C) all security pledged, assigned, hypothecated or granted to or held by Grantor to secure the foregoing, including all supporting obligations, (D) all guarantees, letters of credit, banker’s acceptances, drafts, endorsements, credit insurance and indemnifications on, for or of, any of the foregoing, including all rights to make drawings, claims or demands for payment thereunder, and (E) all powers of attorney for the execution of any evidence of indebtedness, guaranty, letter of credit or security or other writing in connection therewith.

“Additional Grantor” has the meaning provided in Section 9.14.

“Agreement” has the meaning provided in the first paragraph of this Agreement. “Collateral” has the meaning provided in Section 2.01 hereof.
“Collateral Account” means any Controlled Deposit Account.

“Collateral Assignment Agreement” means that certain Collateral Assignment of Contracts, dated as of January 2, 2019, by and between Grantor and Guarantor.

“Contract Rights” means all rights of Grantor under or in respect of a Fuel Agreement, including, without limitation, all rights to payment, damages, liquidated damages, and enforcement.

“Control” means (i) when used with respect to any security or security entitlement, the meaning specified in Section 8-106 of the UCC; and (ii) when used with respect to any deposit account, the meaning specified in Section 9-104 of the UCC.

“Control Agreement” means any Lockbox Agreement or any other control agreement delivered in connection with this Agreement.

“Control Date” means ten Business Days after the occurrence of an Event of Default and written notice to the Grantor from the Guarantor that the Guarantor is exercising its rights under Article V hereto.

“Controlled Deposit Account” means a deposit account (i) that is subject to a Lockbox Agreement or (ii) as to which the Guarantor is the Depositary Bank’s “customer” (as defined in Section 4- 104 of the UCC).

“Credit Support Agreement” has the meaning provided in the Recitals of this Agreement.

“Credit Support Document Obligations” means, collectively, (i) any amounts due and owing by the Grantor to the Guarantor pursuant to the Guaranty under the Credit Support Agreement, and (ii) all reimbursement obligations and other indebtedness, obligations and liabilities owing by the Grantor to the Guarantor, under the Credit Support Agreement and the other Credit Support Documents to which the Grantor is now or may hereafter become a party (including, without limitation, indemnities, fees and other amounts payable thereunder), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.

“Depositary Bank” means a bank at which a deposit account of Grantor is maintained.

“Event of Default” means any Trigger Event or Fundamental Trigger Event under, and as defined in, the Credit Support Agreement.

“Fuel Agreement” means each LNG & CNG Fuel Price Agreement entered into by the Company in connection with the Truck Program.

“Grantor” has the meaning provided in the first paragraph of this Agreement.

“Lockbox Agreement” means, with respect to a deposit account of Grantor, a Lockbox Agreement substantially in the form of Exhibit C hereto (or in such other form as may have been agreed to by the Guarantor) among Grantor, the Guarantor and the relevant Depositary Bank.

“Parent” has the meaning provided in the Recitals of this Agreement.

“Perfection Certificate” means a certificate in the form of Exhibit B hereto, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Guarantor, and signed by an Authorized Officer of the Grantor delivering the same.

“Proceeds” means (i) all proceeds; and (ii) without limitation of the foregoing and in all cases, including, but not be limited to, (A) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any Collateral, (B) whatever is collected on, or distributed on account of, any Collateral,
(C)rights arising out of any Collateral, (D) claims arising out of the loss or nonconformity of, defects in, or damage to any Collateral, (E) claims and rights to any proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor (or the Guarantor, as assignee, loss payee or an additional insured) with respect to any of the Collateral, (G) claims and rights to payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (H) all cash, money, checks and negotiable instruments received or held on behalf of the Guarantor pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable or other Collateral, and (I) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means, collectively, (i) all Credit Support Document Obligations; (ii) any and all sums advanced by the Guarantor in order to preserve any of the Collateral or to preserve or protect its security interest in such Collateral, including, without limitation, sums advanced to pay or discharge insurance premiums, taxes, Liens and claims; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any of the Collateral, or of any exercise by the Guarantor of its rights hereunder in respect of Grantor or any of the Collateral, together with attorneys’ fees and court costs.

“Security Agreement Joinder” means a Security Agreement Joinder, substantially in the form of Exhibit A hereto, or otherwise in form and substance acceptable to the Guarantor.

“Trigger Event Notice” means a “Trigger Event Notice” as defined in each of the Lockbox Agreements.

“Truck Program” has the meaning provided to such term in the Credit Support Agreement.

“UCC” means, unless the context indicates otherwise, the Uniform Commercial Code, as at any time adopted and in effect in the State of New York, specifically including and taking into account all amendments, supplements, revisions and other modifications thereto.

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) unless otherwise specified, all references herein to Sections, Schedules, Annexes and Exhibits shall be construed to refer to Sections of, and Schedules, Annexes and Exhibits to, this Agreement.

ARTICLE II. SECURITY INTEREST
Section 2.01 Grant of Security Interest. As security for the prompt and complete payment and performance when due of all of the Secured Obligations, Grantor does hereby pledge, sell, assign and transfer unto the Guarantor, and does hereby grant to the Guarantor, a continuing security interest in all of the right, title and interest of Grantor in, to and under all of the following of Grantor, whether now existing or hereafter from time to time arising or acquired and wherever located (collectively, the “Collateral”):

(i)    All Fuel Agreements in existence as of the date hereof and any Fuel Agreements entered into while the Credit Support Agreement is in effect;

(ii)    all accounts entered into in connection with or arising out of or pursuant to the Fuel Agreements, including, without limitation, each and every Account Receivable, entered into in connection with or arising out of or pursuant to the Fuel Agreements;

(iii)    all deposit accounts entered into in connection with or pursuant to the Fuel Agreements, including, but not limited to, all Controlled Deposit Accounts, together with all monies, securities and instruments at any time deposited in any such deposit account or otherwise held for the credit thereof;

(iv)    all general intangibles arising out of, in connection with or pursuant to the Fuel Agreements, including, but not limited to, all Contract Rights;

(v)	all payment intangibles arising out of, in connection with or pursuant to the Fuel Agreements;

(vi)	all promissory notes arising out of, in connection with or pursuant to the
Fuel Agreements;

(vii)	all supporting obligations arising out of, in connection with or pursuant to the Fuel Agreements;

(viii)    all Proceeds and products of any and all of the foregoing.

Section 2.02    Intentionally Omitted.

Section 2.03 No Assumption of Liability. The security interest hereunder of Grantor is granted as security only and shall not subject the Guarantor to, or in any way alter or modify, any obligation or liability of Grantor with respect to or arising out of any of the Collateral.

Section 2.04 Power of Attorney. Grantor hereby irrevocably constitutes and appoints the Guarantor its true and lawful agent and attorney-in-fact, and in such capacity the Guarantor shall have, without any further action required by or on behalf of Grantor, the right, with full power of substitution, in the name of Grantor or otherwise, for the use and benefit of the Guarantor, after the occurrence of and during the continuance of an Event of Default: (i) to receive, endorse, present, assign, deliver and/or otherwise deal with any and all notes, acceptances, letters of credit, checks, drafts, money orders, or other evidences of payment relating to the Collateral of Grantor or any part thereof; (ii) to demand, collect, receive payment of, and give receipt for and give credits, allowances, discounts, discharges, releases and acquittances of and for any or all of the Collateral of Grantor; (iii) to sign the name of Grantor on any invoice or bill of lading relating to any of the Collateral of Grantor; (iv) to send verifications of any or all of the Accounts Receivable of Grantor to its account debtors; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in or before any court or other tribunal (including any arbitration proceedings) to collect or otherwise realize on all or any of the Collateral of Grantor, or to enforce any rights of Grantor in respect of any of its Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any or all of the Collateral of Grantor; (vii) to notify, or require Grantor to notify or cause to be notified, its account debtors to make payment directly to the Guarantor or to a Controlled Deposit Account; or (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral of Grantor, and to do all other acts and things necessary or appropriate to carry out the intent and purposes of this Agreement, as fully and completely as though the Guarantor were the absolute owner of the Collateral of Grantor for all purposes.

ARTICLE III. REPRESENTATIONS AND WARRANTIES
Grantor represents and warrants to the Guarantor, which representations and warranties shall survive the execution and delivery of this Agreement until the termination of this Agreement in accordance with Section 9.09, as follows:

Section 3.01 Title and Authority. Grantor has (i) good, valid and unassailable title to all tangible items owned by it and constituting any portion of the Collateral with respect to which it has purported to grant the security interest, and good, valid and unassailable rights in all other Collateral with respect to which it has purported to grant the security interest, and (ii) full power and authority to grant to the Guarantor the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

Section 3.02    Absence of Other Liens.

(a)There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind of Grantor in the Collateral.

(b)Grantor is, and as to any Collateral acquired by it from time to time after the date hereof Grantor will be, the owner of all of its Collateral free and clear of any Lien, and the security interest of Grantor in its Collateral is and will be superior and prior to any other security interest or other Lien.

Section 3.03 Validity of Security Interest. The security interest of Grantor constitutes a legal, valid and enforceable first priority security interest in all of the Collateral of Grantor, securing the payment and performance of the Secured Obligations.

Section 3.04    Perfection of Security Interest under UCC.

(a)All notifications and other actions, including, without limitation, (i) all deposits of certificates and instruments evidencing any Collateral (duly endorsed or accompanied by appropriate instruments of transfer), (ii) all notices to and acknowledgments of any bailee or other Person, (iii) all acknowledgments and agreements respecting the right of the Guarantor to obtain control with respect to any Collateral, and (iv) all filings, registrations and recordings, which are (x) required by the terms of this Agreement to have been given, made, obtained, done and accomplished, and (y) necessary to create, preserve, protect and perfect the security interest granted by Grantor to the Guarantor hereby in respect of its portion of the Collateral, have been given, made, obtained, done and accomplished.

(b)After giving effect to all such actions, the security interest granted by Grantor to the Guarantor pursuant to this Agreement in and to its portion of the Collateral will be perfected to the maximum extent a security interest in Grantor’s portion of the Collateral can be perfected under the UCC of any applicable jurisdiction.

Section 3.05 Perfection Certificates. Each Perfection Certificate delivered by Grantor (whether delivered pursuant to Section 4.07(a) of this Agreement or pursuant to the Credit Support Agreement), and all information set forth therein, is true and correct in all respects, except to the extent that such Perfection Certificate has been supplemented or replaced in each case in accordance with this Agreement.

Section 3.06 Places of Business; Jurisdiction of Organization; Locations of Collateral. Grantor represents and warrants that (i) the principal place of business of Grantor, or its chief executive office, if it has more than one place of business, is located at the address indicated on the most recent Perfection Certificate executed and delivered by Grantor to the Guarantor; (ii) the jurisdiction of formation or organization of Grantor is set forth on the most recent Perfection Certificate executed and delivered by Grantor to the Guarantor; and (iii) the U.S. Federal Tax I.D. Number and, if applicable, the organizational identification number of Grantor is set forth on the most recent Perfection Certificate executed and delivered by Grantor to the Guarantor. Grantor does not, at and as of the date hereof, conduct business in any jurisdiction, and except as set forth in the most recent Perfection Certificate delivered to the Guarantor, in the preceding five years, Grantor and any predecessors in interest have not conducted business in any jurisdiction, under any trade name, fictitious name or other name (including, without limitation, any names of divisions or predecessor entities), except the current legal name of Grantor and such other trade, fictitious and other names as are listed on the most recent Perfection Certificate executed and delivered by Grantor to the Guarantor.

Section 3.07 Collateral. Schedule 1 hereto sets forth a true and complete list of all of the Collateral owned by Grantor as of the Closing Date.

Section 3.08 Deposit Accounts. The most recent Perfection Certificate delivered by Grantor to the Guarantor sets forth a true and complete list of all deposit accounts owned by Grantor or in which Grantor’s Collateral is held. To the extent required pursuant to Article 5 of this Agreement, all cash and money of Grantor received pursuant to any Fuel Agreement is held in, Controlled Deposit Accounts.

Section 3.09    Intentionally Omitted.

Section 3.10 Status of Collateral. No Collateral of Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Grantor by any Person.

ARTICLE IV. GENERAL COVENANTS
Section 4.01 No Other Liens; Defense of Title. Grantor will not make or grant, or suffer or permit to exist, any Lien on any of its Collateral. Grantor, at its sole cost and expense, will take any and all actions reasonably necessary and appropriate to defend title to its Collateral against any and all Persons and to defend the validity, enforceability, perfection, effectiveness and priority of the security interest of the Guarantor therein against any Lien.

Section 4.02    Further Assurances; Filings and Recordings.

(a)Grantor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such actions (including, without limitation, (i) physically pledging instruments, documents, promissory notes, chattel paper and certificates evidencing any investment property or any of the Collateral with the Guarantor, (ii) obtaining Control Agreements in accordance with this Agreement, (iii) obtaining from other Persons lien waivers and bailee letters as the Guarantor shall reasonably request, (iv) obtaining from other Persons agreements evidencing the exclusive control and dominion of the Guarantor over any of the Collateral, in instances where obtaining control over such Collateral is the only or best method of perfection, and (v) making filings, recordings and registrations), as the Guarantor may from time to time instruct to better assure, preserve, protect and perfect the security interest of the Guarantor in the Collateral of Grantor, and the rights and remedies of the Guarantor hereunder, or otherwise to further effectuate the intent and purposes of this Agreement and to carry out the terms hereof.

(b)Grantor, at its sole cost and expense, will (i) at all times cause this Agreement (and/or proper notices, financing statements or other registrations or filings in respect hereof, and supplemental collateral assignments or collateral security agreements in respect of any portion of the Collateral) to be duly filed, recorded, registered and published, and re-filed, re-recorded, re-registered and re-published in such manner and in such places as may be required under the UCC or other applicable law in order to establish, perfect, preserve and protect the rights, remedies and security interest of the Guarantor in or with respect to the Collateral of Grantor, and (ii) pay all taxes, fees and charges and comply with all statutes and regulations applicable to such filing, recording, registration and publishing and such re-filing, re-recording, re-registration and re-publishing.

Section 4.03 Use and Disposition of the Collateral. Unless and until an Event of Default shall have occurred and be continuing and the Guarantor shall have notified the Grantor thereof in writing that the rights of the Grantor under this Section 4.03 are suspended during the continuance of such Event of

Default, Grantor may use and dispose of its Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Support Agreement or any other Credit Support Document.

Section 4.04 Delivery or Marking of Chattel Paper; Other Actions. Without limitation of any of the provisions of Section 4.02(a) or Section 4.13 hereof:

(a)If any amount payable to Grantor under or in connection with any of the Collateral shall be or become evidenced by any chattel paper, document, promissory note or instrument, Grantor will, unless otherwise agreed to in writing by the Guarantor, cause such chattel paper, document, promissory note or instrument to be delivered to the Guarantor and pledged as part of the Collateral hereunder, accompanied by any appropriate instruments or endorsements or transfer. In the case of any chattel paper, the Guarantor may require, in lieu of the delivery thereof to the Guarantor, that the writings evidencing the chattel paper be legended to reflect the security interest of the Guarantor therein, all in a manner acceptable to the Guarantor.

(b)If at any time Grantor shall take and perfect a security interest in any property of an account debtor, as security for the Accounts Receivable owed by such account debtor and/or any of its Affiliates, or take and perfect a security interest arising out of the consignment to any Person of Collateral, Grantor shall, if requested by the Guarantor, promptly execute and deliver to the Guarantor a separate assignment of all financing statements and other filings made to perfect the same. Such separate assignment need not be filed of public record unless necessary to continue the perfected status of the security interest of Grantor against creditors of any transferees from the account debtor or consignee.

Section 4.05 Authorization to File Financing Statements. Grantor irrevocably authorizes the Guarantor at any time and from time to time to file in any jurisdiction any initial financing statements and all amendments thereto that (a) indicate the Collateral (i) as “all assets” or “all personal property” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to, (i) whether Grantor is an organization, the type of organization and any organization identification number, and (ii) in the case of a financing statement that is filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.

Section 4.06 Maintenance of Records. Grantor will keep and maintain at its own cost and expense satisfactory and complete records of its Accounts Receivable, Contracts and other Collateral, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith. All billings and invoices issued by Grantor with respect to its Accounts Receivable will be in compliance with, and conform to, the requirements of all applicable federal, state and local laws and any applicable laws of any relevant foreign jurisdiction. If an Event of Default shall have occurred and be continuing and the Guarantor so directs, Grantor shall legend, in form and manner satisfactory to the Guarantor, its Accounts Receivable and Contracts, as well as books, records and documents of Grantor evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable and Contracts have been assigned to the Guarantor and that the Guarantor has a security interest therein.

Section 4.07    Perfection Certificates; Collateral Reports.

(a)Grantor shall provide to the Guarantor a completed Perfection Certificate, duly executed by an Authorized Officer of Grantor, together with all schedules required to be delivered in connection therewith (i) on the Closing Date as required pursuant to the Credit Support Agreement, (ii) on each date required pursuant to Section 6.01(k) of the Credit Support Agreement, and (iii) on the date that any additional Grantor becomes a party to this Agreement pursuant to Section 9.14 hereof. In addition, if any information contained in any Perfection Certificate previously delivered to the Guarantor shall become untrue or incorrect in any respect, or if Grantor acquires or disposes of any of the Collateral such that any previously delivered Perfection Certificate is no longer accurate or complete in all respects, then within ten Business Days after such information becoming untrue, incorrect, inaccurate or incomplete, Grantor shall execute and deliver a new Perfection Certificate to the Guarantor, provided that the delivery of such new Perfection Certificate shall not serve to cure, or constitute a waiver of, any Default or Event of Default that may have occurred as a result of such information becoming untrue, incorrect, inaccurate or incomplete in any material respect.

(b)Collateral Reports. Whenever requested to do so by the Guarantor, Grantor will promptly, at its own sole cost and expense, deliver to the Guarantor, in written hard copy form or other readable form, as specified by the Guarantor, such listings, agings, descriptions, schedules and other reports with respect to its Accounts Receivable and other Collateral as the Guarantor may instruct, all of the same to be in such scope, categories and detail as the Guarantor may reasonably request and to be accompanied by copies of invoices and other documentation as and to the extent instructed by the Guarantor.

Section 4.08 Legal Status. Grantor agrees that (a) it will not change its name, place of business or if more than one, chief executive office, or its mailing address or organizational identification number if it has one, in each case without providing the Guarantor at least thirty days’ prior written notice thereof, (b) if Grantor does not have an organizational identification number and later obtains one, it will promptly notify the Guarantor of such organizational identification number, and (c) it will not change its type of organization, jurisdiction of organization or other legal structure in each case unless (i) it shall have provided the Guarantor at least thirty days’ prior written notice thereof, and (ii) such action is permitted pursuant to the Credit Support Agreement.

Section 4.09 Inspections and Verification. The Guarantor and such Persons as the Guarantor may designate shall have the right, at Grantor’s own cost and expense, at any time or from time to time, on not less than two Business Days’ prior notice to the Grantor if no Default or Event of Default has occurred and is continuing, and in the event a Default or Event of Default has occurred and is continuing, on not less than one Business Day’s prior notice to the Grantor, to inspect the Collateral of Grantor, all books and records related thereto (and to make extracts and copies thereof) and the premises upon which any of such Collateral is located, to discuss Grantor’s affairs with the officers of Grantor and its independent accountants, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Collateral, including, in the case of accounts or other Collateral in the possession of any third Person, by contacting account debtors or the third Person possessing such Collateral (after not less than two days’ prior notice to the Grantor) for the purpose of making such verification. Any procedures or actions taken, prior to the occurrence and continuance of an Event of Default, in order to verify accounts by contacting account debtors, shall be effected by the Grantor’s independent accountants, acting at the direction of the Guarantor, in such manner (consistent with their normal auditing procedures) so as not to reveal the identity of the Guarantor or the existence of the security interest to the account debtors. The Grantor will instruct its independent accountants to undertake any such verification when and as requested by the Guarantor. The results of any such verification by independent accountants shall be reported by such independent accountants to both the Guarantor and the Grantor. The Guarantor shall have the absolute right to share any information it gains from any such inspection or verification or from collateral reports furnished to it by Grantor.

Section 4.10    Intentionally Omitted.

Section 4.11    Proceeds of Casualty Insurance, Condemnation or Taking.

(a)All amounts recoverable under any policy of casualty insurance or any award for the condemnation or taking by any governmental authority of any portion of the Collateral are hereby assigned to the Guarantor.

(b)Grantor will apply any such proceeds or amounts received by it in the manner provided in the Credit Support Agreement, including, if required under the terms of the Credit Support Agreement, by paying over the same directly to the Guarantor.

(c)In the event any portion of the Collateral suffers a casualty loss or is involved in any proceeding for condemnation or taking by any Governmental Authority, then if an Event of Default has occurred and is continuing, the Guarantor is authorized and empowered, at its option, to participate in, control, direct, adjust, settle and/or compromise any such loss or proceeding, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in connection with the collection or handling thereof, to apply the net proceeds to the Secured Obligations.

(d)If any proceeds are received by the Guarantor as a result of a casualty, condemnation or taking involving the Collateral and no Event of Default has occurred and is continuing, then the Guarantor will promptly release such proceeds to the Grantor, unless the Credit Support Agreement provides otherwise.

ARTICLE V.

ACCOUNTS AND COLLECTION OF ACCOUNTS

Section 5.01    Intentionally Omitted.

Section 5.02    Intentionally Omitted.

Section 5.03 Operation of Collateral Accounts. Except as expressly permitted pursuant to this Agreement or the Credit Support Agreement, on and after the Control Date, the Grantor shall cause all cash and Cash Equivalents received pursuant to any Fuel Agreements to be maintained in Collateral Accounts. Prior to the occurrence and continuance of an Event of Default, the Grantor may withdraw, or direct the disposition of, funds and other investments or financial assets held in the Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, upon written notice to Grantor, the Guarantor shall be permitted to (i) retain, or instruct the relevant Depositary Bank to retain, all cash and investments held in any Collateral Account, (ii) liquidate or issue entitlement orders with respect to, or instruct the relevant Depositary Bank to liquidate, any or all investments or financial assets held in any Collateral Account, (iii) issue a Trigger Event Notice or other similar instructions with respect to any Collateral Account and instruct the Depositary Bank to follow the instructions of the Guarantor, and (iv) withdraw any amounts held in any Collateral Account and apply such amounts in accordance with the terms of this Agreement.

Section 5.04    Collection of Accounts.

(a)Grantor shall, in a manner consistent with the provisions of this Article V, endeavor to cause to be collected from the account debtor named in each of its Accounts Receivable, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), any and all amounts owing under or on account of such Accounts Receivable and shall, if required to do so pursuant to the terms of this Agreement, cause such collections to deposited or held in a Collateral Account.

(b)Grantor shall, and the Guarantor hereby authorizes Grantor to, enforce and collect all amounts owing to it on its Accounts Receivable, for the benefit and on behalf of the Guarantor; provided, however, that such privilege may at the sole option of the Guarantor, by notice to the Grantor, be terminated upon the occurrence and during the continuance of any Event of Default.

ARTICLE VI. INTENTIONALLY OMITTED ARTICLE VII. INTENTIONALLY OMITTED ARTICLE VIII.
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

Section 8.01 Remedies Generally. Grantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Guarantor, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may exercise any or all of the following rights (all of which Grantor hereby agrees is commercially reasonable to the fullest extent permitted under applicable law now or hereafter in effect):

(a)personally, or by agents’ attorneys or other authorized representatives, immediately retake possession of the Collateral or any part thereof from Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Grantor’s or such other Person’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of Grantor;

(b)instruct the obligor or obligors on any Account Receivable, agreement, instrument or other obligation (including, without limitation, account debtors) constituting the Collateral to make any payment required by the terms of such Account Receivable, agreement, instrument or other obligation directly to the Guarantor and/or directly to a lockbox under the sole dominion and control of the Guarantor;

(c)sell, assign or otherwise liquidate, or direct Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

(d)issue a Triger Event Notice with respect to any or all of the Collateral Accounts and issue entitlement orders or instructions with respect thereto;

(e)withdraw any or all monies, securities and/or instruments in the any Collateral Account for application to the Secured Obligations in accordance with Section 8.05 hereof;

(f)	pay and discharge taxes, Liens or claims on or against any of the Collateral;

(g)pay, perform or satisfy, or cause to be paid, performed or satisfied, for the benefit of Grantor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by Grantor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that Grantor fails or refuses to perform or satisfy the same;

(h)enter into any extension of, or any other agreement in any way relating to, any of the Collateral;

(i)make any compromise or settlement the Guarantor deems desirable or necessary with respect to any of the Collateral; and/or

(j)take possession of the Collateral or any part thereof, by directing Grantor or any other Person in possession thereof in writing to deliver the same to the Guarantor at any place or places designated by the Guarantor, in which event Grantor shall at its own expense:

(i)    forthwith cause the same to be moved to the place or places so designated by the Guarantor and delivered to the Guarantor,

(ii)    store and keep any Collateral so delivered to the Guarantor at such place or places pending further action by the Guarantor as provided in Section 8.02, and

(iii)    while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in substantially the same condition prior to such action;

it being understood that Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Guarantor shall be entitled to a decree requiring specific performance by Grantor of said obligation.

Section 8.02 Disposition of the Collateral. Upon the occurrence and during the continuance of an Event of Default, any Collateral repossessed by the Guarantor under or pursuant to Section 8.01 and any other Collateral whether or not so repossessed by the Guarantor, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Guarantor may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Guarantor or after any overhaul or repair which the Guarantor shall determine to be commercially reasonable. Except in the case of any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, (i) in the case of any such disposition which shall be a private sale or other private proceedings permitted by such requirements, such sale shall be made upon not less than ten days’ written notice to Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten days after the giving of such notice, to the right of the relevant Grantor or any nominee of the relevant Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified, and (ii) in the case of any such disposition which shall be a public sale permitted by such requirements, such sale shall be made upon not less than ten days’ written notice to the Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Guarantor’s sole option, be subject to reserve), after publication of notice of such auction not less than ten days prior thereto in two newspapers in general circulation in the city where such Collateral is located. To the extent permitted by any such requirement of law, the Guarantor may bid for and become the purchaser (by bidding in Secured Obligations or otherwise) of the Collateral or any item thereof offered for sale in accordance with this Section without accountability to the relevant Grantor (except to the extent of surplus money received as provided in Section 8.05). Unless so obligated under mandatory requirements of applicable law, the Guarantor shall not be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Grantor as hereinabove specified. The Guarantor need give the relevant Grantor only such notice of disposition as the Guarantor shall deem to be reasonably practicable in view of such mandatory requirements of applicable law.

Section 8.03    Intentionally Omitted.

Section 8.04 Waiver of Claims. Except as otherwise provided in this Agreement, GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE GUARANTOR’S TAKING POSSESSION OR THE GUARANTOR’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED
STATES OR OF ANY STATE, and Grantor hereby further waives, to the extent permitted by law: (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Guarantor’s gross negligence or willful misconduct; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Guarantor’s rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws to the fullest extent permitted by applicable law now or hereafter in effect. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Grantor.

Section 8.05 Application of Proceeds. All Collateral and proceeds of Collateral obtained and realized by the Guarantor in connection with the enforcement of this Agreement pursuant to this Article VIII shall be applied as follows:

(i)first, to the payment to the Guarantor, for application to the Secured
Obligations; and

(ii)second, to the extent remaining after the application pursuant to the preceding clause (i) and following the termination of this Agreement pursuant to Section 9.09 hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such payment.

Section 8.06 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Guarantor shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Credit Support Documents or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Guarantor. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Guarantor in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Secured Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Guarantor to any other or further action in any circumstances without notice or demand. In the event that the Guarantor shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Guarantor may recover reasonable, actual expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 8.07 Discontinuance of Proceedings. In case the Guarantor shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Guarantor, then and in every such case the relevant Grantor, the Guarantor and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Guarantor shall continue as if no such proceeding had been instituted.

Section 8.08 Purchasers of Collateral. Upon any sale of any of the Collateral by the Guarantor hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Guarantor or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Guarantor or such officer or be answerable in any way for the misapplication or nonapplication thereof.

ARTICLE IX. MISCELLANEOUS
Section 9.01 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing, sent by facsimile, mailed or delivered, (i) if to the Grantor, at its address specified in or pursuant to the Credit Support Agreement, (ii) if to any Subsidiary Grantor, to it c/o the Grantor at its address specified in or pursuant to the Credit Support Agreement, (iii) if to the Guarantor, to it at the Notice Office of the Guarantor, and (iv) if to any Lender, at its address specified in or pursuant to the Credit Support Agreement; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, faxed, sent by overnight courier or delivered, and shall be effective when received.

Section 9.02 Entire Agreement. This Agreement and the other Credit Support Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

Section 9.03 Obligations Absolute. The obligations of Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Secured Obligations, including, without limitation:

(a)any renewal, extension, amendment or modification of, or addition or supplement to, or deletion from other Credit Support Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b)any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

(c)any furnishing of any additional security to the Guarantor or its assignee or any acceptance thereof or any release of any security by the Guarantor or its assignee;

(d)any limitation on any Person’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

(e)any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Parent, Grantor or any Subsidiary of Parent or Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not Grantor shall have notice or knowledge of any of the foregoing; or

(f)to the fullest extent permitted by applicable law now or hereafter in effect, any other event or circumstance which, but for this provision, might release or discharge a guarantor or other surety from its obligations as such.

Section 9.04 Successors and Assigns. This Agreement shall be binding upon Grantor and its successors and assigns and shall inure to the benefit of the Guarantor and their respective successors and assigns, provided that Grantor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Guarantor. All agreements, statements, representations and warranties made by Grantor herein or in any certificate or other instrument delivered by Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Guarantor and shall survive the execution and delivery of this Agreement, the other Credit Support Documents regardless of any investigation made by the Guarantor.

Section 9.05 Headings Descriptive. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.07 Enforcement Expenses, etc. The Grantor hereby agrees to pay all reasonable, actual out-of-pocket costs and expenses of the Guarantor in connection with the enforcement of this Agreement, the preservation of the Collateral, the perfection of the security interest, and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Guarantor).

Section 9.08    Release of Portions of Collateral.

(a)So long as no Event of Default is in existence or would exist after the application of proceeds as provided below, the Guarantor shall, at the request of Grantor, release any or all of the Collateral of Grantor, provided that (i) such release is permitted by the terms of the Credit Support Agreement and (ii) the proceeds of such Collateral are to be applied as required pursuant to the Credit Support Agreement or any consent or waiver entered into with respect thereto.

(b)At any time that Grantor desires that the Guarantor take any action to give effect to any release of Collateral pursuant to the foregoing Section 9.08(a), it shall deliver to the Guarantor a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 9.08(a). In the event that any part of the Collateral is released as provided in Section 9.08(a), the Guarantor, at the request and expense of Grantor, will duly release such Collateral and assign, transfer and deliver to Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Guarantor and has not theretofore been released pursuant to this Agreement.

Section 9.09 Termination. After the termination of all of the Commitments and when all Loans and other Secured Obligations (other than unasserted indemnity obligations) have been paid in full, this Agreement shall terminate, and the Guarantor, at the request and expense of the Grantor, will execute and deliver to the relevant Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the relevant Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Guarantor and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

Section 9.10 Guarantor. The Guarantor will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. The acceptance by the Guarantor of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Guarantor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

Section 9.11    Intentionally Omitted.

Section 9.12 Other Creditors, etc. Not Third-Party Beneficiaries. No creditor of Grantor or any of its Affiliates, or other Person claiming by, through or under Grantor or any of its Affiliates, other than the Guarantor, and their respective successors and assigns, shall be a beneficiary or third-party beneficiary of this Agreement or otherwise shall derive any right or benefit herefrom.

Section 9.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, including via facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Grantor and the Guarantor.

Section 9.14 Amendments; Additional Grantors. No amendment or waiver of any provision of this Agreement and no consent to any departure by Grantor shall in any event be effective unless the same shall be in writing and signed by the Guarantor, if any, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the execution and delivery by any Person of a Security Agreement Joinder, (a) such Person shall be referred to as an “Additional Grantor” and shall become and be Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Credit Support Document to a “Grantor” shall also mean and be a reference to such Additional Grantor, and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Credit Support Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Security Agreement Joinder.

Section 9.15 Separate Actions. A separate action may be brought and prosecuted against Grantor, any other guarantor or obligor or the Grantor, and whether or not any other Grantor, any other guarantor or obligor or the Grantor be joined in such action or actions.

Section 9.16 Full Recourse Obligations; Effect of Fraudulent Transfer Laws. It is the desire and intent of Grantor and the Guarantor that this Agreement shall be enforced as a full recourse obligation of Grantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of Grantor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of Grantor liability hereunder in respect of the Secured Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing Grantor’s obligations hereunder to be so invalidated.

Section 9.17    Applicable Law; Jurisdiction; Etc.

(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)SUBMISSION TO JURISDICTION. THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(ii)ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.17.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

GRANTOR: CLEAN ENERGY,
a California corporation

By:         Name:     Title:

GUARANTOR:

TOTAL HOLDINGS USA INC.,
a Delaware corporation

By:         Name:     Title:

Exhibit A to Pledge and Security Agreement

SECURITY AGREEMENT JOINDER

SECURITY AGREEMENT JOINDER dated as of     , (this “Agreement”) made by [Insert Name of New Grantor], a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “New Grantor”) in favor of TOTAL HOLDINGS USA INC., a Delaware corporation, as Guarantor (the “Guarantor”).

RECITALS:

(1)    CLEAN ENERGY FUELS CORP., a Delaware corporation (the “Parent”); and the Guarantor are parties to a Credit Support Agreement dated as of January 2, 2019 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Support Agreement”).

(2)    CLEAN ENERGY, a California corporation (the “Grantor”) is a Wholly-Owned Subsidiary (as defined in the Credit Support Agreement)

(3)    In connection with the Credit Support Agreement, the Grantor and certain of its subsidiaries (such subsidiaries, together with the Grantor, collectively, the “Grantors” and individually, each a “Grantor”) entered into a Pledge and Security Agreement (as the same may from time to time be amended, restated or otherwise modified, the “Security Agreement”), pursuant to which the Grantors granted to the Guarantor a security interest in and pledge of substantially all of their assets.

(3)The New Grantor is a Wholly-Owned Subsidiary (as defined in the Credit Support Agreement) of the Parent and desires to become a party to the Security Agreement pursuant to Section
9.14 of the Security Agreement and to become a “Grantor” thereunder.

(4)Capitalized terms used but not defined herein shall have the meanings given to such terms in the Security Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the New Grantor hereby agrees as follows:

Section 1.    Assumption and Joinder.

(a)    The New Grantor hereby expressly assumes, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Grantor” under the Security Agreement and all of the other Credit Support Documents (as defined in the Credit Support Agreement) applicable to it as Grantor under the Security Agreement. By virtue of the foregoing, the New Grantor hereby accepts and assumes any liability of Grantor related to each representation, warranty, covenant or obligation made by Grantor in the Security Agreement, and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations. In connection with the foregoing, the New Grantor hereby grants to the Guarantor a security interest in, and hereby pledges to the Guarantor, all of the Collateral of the New Grantor on the terms and conditions set forth in the Security Agreement.

(b)    All references to the term Grantor in the Security Agreement or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the New Grantor.

Section 2. Representations and Warranties. The New Grantor hereby represents and warrants to the Guarantor as follows:

(a)The New Grantor has the requisite [corporate, partnership or company] power and authority to enter into this Agreement and to perform its obligations hereunder and under the Security Agreement and any other Credit Support Document to which it is a party. The execution, delivery and performance of this Agreement by the New Grantor and the performance of its obligations under this Agreement, the Security Agreement, and any other Credit Support Document have been duly authorized by the [Board of Directors of the New Grantor] and no other [corporate, partnership or company] proceedings on the part of the New Grantor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Security Agreement or any other Credit Support Document. This Agreement has been duly executed and delivered by the New Grantor. This Agreement, the Security Agreement and each Credit Support Document constitutes the legal, valid and binding obligation of the New Grantor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b)The representations and warranties set forth in the Security Agreement are true and correct in all material respects on and as of the date hereof as such representations and warranties apply to the New Grantor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.

Section 3. Perfection Certificate. Attached hereto is a copy of a fully completed Perfection Certificate executed by the New Grantor. The information contained in the Perfection Certificate delivered by the New Grantor is true and correct in all respects.

Section 4. Further Assurances. At any time and from time to time, upon the Guarantor’s request and at the sole expense of the New Grantor, the New Grantor will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Guarantor reasonably deems necessary to effect the purposes of this Agreement.

Section 5. Binding Effect. This Agreement shall be binding upon the New Grantor and shall inure to the benefit of the Guarantor and their respective successors and assigns.

Section 6. Governing Law. This Agreement and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, without application of the rules regarding conflicts of laws.

Section 7. JURY TRIAL WAIVER. THE NEW GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT SUPPORT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.    Miscellaneous. Delivery of an executed signature page to this Agreement by facsimile shall be effective as delivery of a manually executed copy of this Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[     ]

By:	Name:
Title:

Exhibit B to Pledge and Security Agreement
PERFECTION CERTIFICATE

In connection with a proposed transaction by and between CLEAN ENERGY, a California corporation (the “Grantor”) and TOTAL HOLDINGS USA INC., a Delaware corporation (the “Guarantor”), and the other grantors specified in Section 1 below under the heading “Name of Grantor” (together with the Grantor, collectively, the “Grantors” and, individually, “Grantor”), Grantor hereby certifies as follows:

Section 1. Legal Names, Organizations and Jurisdictions of Organization. The exact legal name, the type of organization and the jurisdiction of organization or formation, as applicable, of Grantor are as follows:

Grantor	Type of Organization	Jurisdiction of Organization/ Formation

Section 2. Organizational and Federal Taxpayer Identification Numbers. The state issued organizational identification number and federal taxpayer identification number of Grantor are as follows:

Grantor	Organizational Identification Number	Federal Taxpayer Identification Number

Section 3. Chief Executive Offices and Mailing Addresses. The chief executive office address and mailing address, including, in each case, street address, city, county, state and ZIP code, of Grantor are as follows:

Grantor	Chief Executive Office	Mailing Address

Section 4. Changes in Name, Jurisdiction of Organization or Corporate Structure. Except as set forth below, Grantor has not changed its legal name, jurisdiction of organization or corporate structure in any way (e.g., merger, consolidation, conversion, change in corporate form, change in jurisdiction of organization or otherwise) within the past five years:

Grantor	Date of Change	Description of Change

Section 5. Prior Addresses. Except as set forth below, Grantor has not changed its chief executive office within the past five years:

Grantor	Prior Address of Chief Executive Office

Section 6. Trade Names. Set forth below is each trade name or assumed name used by Grantor during the past five years or by which Grantor has been known or has transacted any business during the past five years:

Grantor	Trade/Assumed Name

Section 7. Deposit Accounts. Set forth below is a list of all deposit accounts of Grantor entered into in connection with or arising out of or pursuant to the Fuel Agreements:

Grantor	Depositary Institution & Address	Account Number	Type of Account

Section 8. Authorization to File Financing Statements. Grantor hereby authorizes the Guarantor to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Guarantor may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted or to be granted to Guarantor. Such financing statements may describe the collateral in the same manner as described in the agreement(s) granting a security interest or may contain an indication or description of collateral that describes such property in any other manner as the Guarantor may determine, in its sole discretion, is necessary or advisable to ensure the perfection of the security interest in the collateral granted or to be granted to the Guarantor for the benefit of the Lenders, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, Grantor has caused this Perfection Certificate to be executed as of the
     day of     , 2018 by its officer thereunto duly authorized.
GRANTOR: CLEAN ENERGY,
a California corporation

By:         Name:     Title:

Exhibit C
to Pledge and Security Agreement

LOCKBOX AGREEMENT

[TO BE ATTACHED]

Exhibit D to Pledge and Security Agreement

COLLATERAL ASSIGNMENT OF CONTRACTS

[TO BE ATTACHED]

Exhibit F Description of Truck Program
[Reserved]

Exhibit G

Form of Guaranty

This GUARANTY (the “Guaranty”), dated January 2, 2019 is between Total Holdings USA Inc., a Delaware corporation (the “Guarantor”), and Société Générale, a company incorporated as a société anonyme under the laws of France (the “Bank”).

RECITALS

A.Clean Energy Fuels Corp. (the “Obligor”) wishes to enter into a Credit Facility Agreement (the “Contract”) with the Bank, the form of which Contract has been provided to the Obligor and to the Guarantor.

B.It is a condition precedent to the Bank’s extension of credit under the Contract that the Guarantor guarantee the payment to the Bank of the Obligor’s payment obligations under the Contract with respect to the reimbursement of draws on letters of credit and interest thereon.

C.	Guarantor will receive direct and indirect benefits from the Bank’s performance of the Contract.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.    Guaranty. (a) Guarantor unconditionally guarantees and promises to pay to the Bank, in accordance with the payment instructions contained in the Contract, on demand after the default by the Obligor in the performance of its payment obligations under the Contract, in lawful money of the United States, any and all Obligations (as hereinafter defined) consisting of payments due to the Bank. For purposes of this Guaranty, the term “Obligations” means and includes the obligation of the Obligor to pay principal and interest to the Bank pursuant to the Contract, provided that the Guarantor’s maximum aggregate liability for principal hereunder shall not exceed $[100 million]. For the avoidance of doubt, the term “Obligations” does not include fees, expenses or other amounts payable by the Obligor to the Bank.

(b)This Guaranty is absolute, unconditional, continuing and irrevocable, constitutes an independent guaranty of payment and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of the Obligor’s Obligations to the Bank, the existence or continuance of the Obligor as a legal entity, the consolidation or merger of the Obligor with or into any other entity, the sale, lease or disposition by the Obligor of all or substantially all of its assets to any other entity, or the bankruptcy or insolvency of the Obligor, the admission by the Obligor of its inability to pay its debts as they mature, or the making by the Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. If the Obligor fails to pay or perform any Obligations to the Bank that are subject to this Guaranty as and when they are due, the Guarantor shall forthwith pay to the Bank all such liabilities or obligations in immediately available funds. Each failure by the Obligor to pay any Obligations shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises.

(c)The Bank may, at any time and from time to time, without the consent of or notice to the Guarantor, except such notice as may be required by applicable statute that cannot be waived, without incurring responsibility to the Guarantor, and without impairing or releasing the obligations of the

Guarantor hereunder, (i) exercise or refrain from exercising any rights against the Obligor or others (including the Guarantor) or otherwise act or refrain from acting, (ii) settle or compromise any Obligations hereby guaranteed and/or any other obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Bank or others, and (iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Obligations hereby guaranteed.

(d)The Bank may not, without the prior written consent of the Guarantor, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation hereby guaranteed, or in any manner modify, amend or supplement the terms of the Contract or any documents, instruments or agreements executed in connection therewith, (ii) take and hold security or additional security for any or all of the obligations or liabilities covered by this Guaranty, or (iii) assign its rights and interests under this Guaranty, in whole or in part.

(e)No invalidity, irregularity or unenforceability of the Obligations hereby guaranteed shall affect, impair, or be a defense to this Guaranty. This is a continuing Guaranty for which Guarantor receives continuing consideration and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon and this Guaranty is therefore irrevocable without the prior written consent of the Bank.

2.    Representations and Warranties. The Guarantor represents and warrants to the Bank that (a) the Guarantor is a Delaware corporation duly organized, validly, existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) the execution, delivery and performance by the Guarantor of this Guaranty are within the power of the Guarantor and have been duly authorized by all necessary actions on the part of the Guarantor, (c) this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (d) the execution, delivery and performance of this Guaranty do not (i) violate any law, rule or regulation of any governmental authority, or (ii) result in the creation or imposition of any material lien, charge, security interest or encumbrance upon any property, asset or revenue of the Guarantor, (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of the Guarantor) is required in connection with the execution, delivery and performance of this Guaranty, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect, (f) the Guarantor is not in violation of any law, rule or regulation other than those the consequences of which cannot reasonably be expected to have material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty, and (g) no litigation, investigation or proceeding of any court or other governmental tribunal is pending or, to the knowledge of the Guarantor, threatened against the Guarantor which, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

3.    Waivers. (a) The Guarantor, to the extent permitted under applicable law, hereby waives any right to require Bank to (i) proceed against the Obligor or any other guarantor of the Obligor’s obligations under the Contract, (ii) proceed against or exhaust any security received from the Obligor or any other guarantor of the Obligor’s Obligations under the Contract, or (iii) pursue any other right or remedy in the Bank’s power whatsoever.

(b) The Guarantor further waives, to the extent permitted by applicable law, (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation,

contribution or other right or remedy of the Guarantor against the Obligor, any other guarantor of the Obligations or any security, (ii) any setoff or counterclaim of the Obligor or any defense which results from any disability of the Obligor or the cessation or stay of enforcement from any cause whatsoever of the liability of the Obligor (including, without limitation, the lack of validity or enforceability of the Contract),
(ii)any right to exoneration of sureties that would otherwise be applicable, (iv) any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy that the Bank now has or may hereafter have against the Obligor, and any benefit of, and any right to participate in, any security now or hereafter received by Bank, (v) all presentments, demands for performance, notices of non-performance, notices delivered under the Contract, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale, (vi) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling, and (vii) any right to be informed by the Bank of the financial condition of the Obligor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. The Guarantor has the ability to and assumes the responsibility for keeping informed of the financial condition of the Obligor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

4.	Right of Guarantor to Block Advances.
(a)Delivery of Block Notice. The Guarantor may suspend the right of the Obligor to obtain additional borrowings and advances of funds under the Contract that are subject to this Guaranty at any time following the occurrence and during the continuance of a Trigger Event (as defined in the Credit Support Agreement, dated January 2, 2019, between the Obligor and the Guarantor, in each case by delivering to the Bank a written notice to such effect (a “Notice of Block”). Such Notice of Block shall be made and shall be deemed effective when properly given in the manner specified in Section 5(a) of this Guaranty. The Bank will have no duty to investigate or make any determination with respect to any Notice of Block received by it and will comply with any Notice of Block given by the Guarantor. The Bank may rely upon any instructions from any person that it reasonably believes to be an authorized representative of the Guarantor.
(b)Compliance with Notice. From and after the date that is three Business Days after a Notice of Block is delivered to the Bank pursuant to and in accordance with the provisions of clause (i) above, and until either (A) the Guarantor delivers to the Bank a written notice rescinding such Notice of Block or (B) this Guaranty is terminated, no additional advances by the Bank may be made to the Obligor pursuant to the Contract without the prior written consent of the Guarantor.

5.	Miscellaneous.

(a)Notices. All notices, requests, demands and other communications that are required or may be given under this Guaranty shall be in writing and shall be personally delivered or sent by certified or registered mail. If personally delivered, notices, requests, demands and other communications will be deemed to have been duly given at time of actual receipt. If delivered by certified or registered mail, deemed receipt will be at time evidenced by confirmation of receipt with return receipt requested. In each case notice shall be sent:
If to the Bank: Société Générale
480 Washington Blvd
Jersey City, New Jersey 07310
Attention: Cheriese G. Brathwaite, Vice President

Telephone:    (201) 839-8460
Facsimile:    (201) 693-4235
E-mail: Robert. oper-fin-serv.us@sgss.socgen.com If to the Guarantor:
Total Holdings USA, Inc.
1201 Louisiana Street, Suite 1800
Houston, Texas 77002
ATTN: Chief Financial Officer

or to such other place and with such other copies as the Bank or the Guarantor may designate as to itself by written notice to the other pursuant to this Section 4(a).

(b)Nonwaiver. No failure or delay on the Bank’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)Amendments and Waivers. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Guarantor and the Bank. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)Assignments. This Guaranty shall be binding upon and inure to the benefit of the Bank and the Guarantor and their respective successors and permitted assigns. This Guaranty may not be assigned by the Guarantor without the express written approval of the Bank, which may not be unreasonably withheld, conditioned or delayed.

(e)Cumulative Rights, etc. The rights, powers and remedies of the Bank under this Guaranty shall be in addition to all rights, powers and remedies given to the Bank by virtue of any applicable law, rule or regulation, the Contract or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Bank’s rights hereunder.

(f)Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(g)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(h)JURISDICTION. EACH PARTY (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND (B) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

(i)JURY TRIAL. EACH OF THE GUARANTOR AND THE BANK, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed as of the day and year first written above.

TOTAL HOLDINGS USA INC.
By
Name:
Title:
SOCIÉTÉ GÉNÉRALE, as Lender
By
Name:
Title: